UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                          		FORM 8-K

                       	  	   CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): April 3, 2000, 2000

                                 SurgiLight, Inc.
               (Exact name of Registrant as specified in charter)



           Delaware                 0-24897        35-1990562
   (State or other jurisdiction    (Commission     (I.R.S. Employer
       of incorporation)           File Number)    Identification No.)

                 12001 Science Dr. Suite 140, Orlando, FL 32826
 			   (Address of principal executive offices)
                                (Zip code)

      Registrant's telephone number, with area code (407) 482-4555

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.  OTHER EVENT.

1. Acquisition of Photon Data, Inc. by SurgiLight, Inc.
2. Acquisition of ADVANCED MARKETING TECHNOLOGIES, INC. by SurgiLight, Inc.
3. Acquisition of EMX, Inc. by SurgiLight, Inc.
4. Key Employee Agreements
5. Key Stockholders "Lock-up" Agreements

AGREEMENT AND PLAN OF MERGER by and among SURGILIGHT, INC. (Buyer)
PHOTON DATA, INC. (The Company) and J.T. Lin, Lin Family Partners, Ltd. Yuan Lin, Huei Lee, Yung Huan Chang, Tsai-yun Wang, Cheng-hung Lee, Alex Hao-chun Lin, Tao Lin
(Sellers)

FEBRUARY  25, 1999

AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this 25 day of February, 1999, by and among PHOTON DATA, INC., a corporation organized and existing under the laws of the State of Florida (the "Company"), whose address is 7055 University Boulevard, Winter Park, Florida 32790, the shareholders named on the signature pages hereof (individually, a "Seller," and collectively, the "Sellers"), each Seller having an address as set forth on the signature pages hereof, and SURGILIGHT, INC., a Delaware corporation ("Buyer"), whose address is 7055 University Blvd. Winter Park, FL 32792.

Background

The Sellers own all of the issued and outstanding shares of capital stock of the Company.

The parties wish to provide for the terms and conditions upon which a merger of the Company with and into a new, to-be-formed wholly-owned subsidiary corporation of the Buyer ("Mergeco"), to be organized under the laws of the State of Florida would be consummated.

The Boards of Directors of Buyer and the Company have approved the merger of the constituent corporations pursuant to the terms of this Agreement.
The Buyer, the Sellers and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

The parties desire to effect this transaction in one or more transactions that together will constitute a tax-free reorganization and merger under
Section 368(a)(1)(A) of the Code, to the extent provided therein.

Terms of Agreement
In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.1.	Organization of Mergeco Prior to the Closing, as defined herein,
Buyer will form and organize Mergeco as a wholly-owned, Florida subsidiary corporation. Buyer will capitalize Mergeco in such a manner as Buyer deems reasonably necessary to effect the transactions contemplated by this Agreement. Mergeco and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."

1.2	The Merger

1.2.1	Merger.  Subject to the terms and conditions of this  Agreement, at the Effective Time (as such term is defined in Section 1.2.2 hereof), Mergeco shall be merged with and into the Company (the "Merger") in accordance with the provisions of the merger laws of the State of Florida, and the separate corporate existence of Mergeco shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Florida (the "Surviving Corporation"). It is the intent of the parties that the transfers and exchanges contemplated by this Agreement be nontaxable as provided and to the extent set forth under Sections 368(a)(1)(A) and 354 of the Code and the provisions related thereto. The parties acknowledge that only cash items, indebtedness or securities received in exchange for capital stock in the Company will be subject to federal income taxes to the extent of any gain recognized in the transaction.

1.2.2	Effective Time of Merger.  The Merger shall become effective at the time of filing of appropriate certificates or articles of merger with the Secretary of State of the State of Florida in accordance with the provisions of the laws of Florida (the
"Merger Documents"), or at such later time in accordance with the provisions of the laws of Florida as is specified in the Merger Documents. The Merger Documents shall be filed at the time of the Closing (as such term is defined in Section 1.2.8 hereof). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

1.2.3	Effect of Merger.  At the Effective Time, the Surviving
Corporation shall thereupon and thereafter possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of the Constituent Corporations. All obligations belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall be liable for all obligations of each of the Constituent Corporations, including liability to dissenting shareholders, and any claim existing, or action or proceeding pending by or against either of the Constituent Corporations, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens upon the property of either of the Constituent Corporations shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time, all with the effect set forth in the laws of the state of Florida.

1.3	Merger Consideration; Conversion of Company Shares   TC "2.3
Conversion of Shares and Options. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Mergeco, the Company, or the holder of any of the securities of the Company, the following shall occur:

1.3.1 Merger Consideration. The total consideration payable for the Merger shall be 8,140,000 shares of Buyer Stock, subject to adjustment as provided in Section 1.3.3 below (the "Merger Consideration"). As payment for the Merger Consideration, each share of common stock in the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.4 below, Company Shares owned by Buyer, Mergeco, or any other subsidiary of Buyer, and Company Shares held in the treasury of the Company) shall be converted into and represent the right to receive a proportionate number of shares of Buyer common stock, par value $.0001 per share ("Buyer Stock") ("Per Share Merger Consideration"). All shares of Buyer Stock issued upon conversion of the Company
Shares shall be fully paid and non assessable upon issuance.

1.3.2 Conversion of Mergeco Common Stock. The shares of common stock of Mergeco then issued and outstanding as of the Effective Time shall become, as a whole, shares of fully paid and non assessable shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock").

1.3.3	Adjustment to Merger Consideration.  In the event that the
trading price to the public for the average of the closing bid and asked price for first day's trading of Buyer's Stock is less than $4.00 per share, then the total number of shares of Buyer Stock issuable upon the Merger shall be adjusted accordingly so that the total shares of Buyer Stock issued as the Merger Consideration have an aggregate value of $32,500,000 based on such trading price.


1.4	Dissenting Shareholders Notwithstanding anything in this
Agreement to the contrary, but only in the circumstances and to the extent provided by the laws of the State of Florida, Company Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders (other than Buyer or any subsidiary of Buyer) who were entitled to and did not vote such shares in favor of the Merger and who shall have properly and timely delivered to the Company a written demand for payment of the fair value of Company Shares in the manner provided in, and complied with all of the relevant provisions of the laws of the State of Florida ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, shares of Buyer Stock but, instead, the holders thereof shall be entitled to such rights as are granted by the laws of the State of Florida; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair value of such Company Shares and the Board of Directors shall consent thereto, or (ii) if any holder fails to establish and perfect his entitlement to the relief provided in the laws of the State of Florida or if the right of such holder to receive relief otherwise terminates pursuant to the laws of the State of Florida, then such Company Shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, shares of Buyer Stock. The Company shall give Buyer and Mergeco (i) prompt notice of any written objections, demands for payment, withdrawals of demands for payment and any other instrument served pursuant to the laws of the State of Florida received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for payment under the laws of the State of Florida.
Prior to the Effective Time, the Company will not voluntarily make any Payment with respect to any demands for payment and will not, except with the prior written consent of Buyer and Mergeco, settle or offer to settle any such demands.

1.5	No Further Rights or Transfers. At and after the Effective Time, the holder of a Certificate or of Dissenting Shares shall cease to have any rights as a shareholder of the Company, except for, in the case of the holder of a Certificate or the holder of Dissenting Shares to whom the provision in Section 1.4 hereof applies, the right to surrender Certificates in the manner prescribed by Section 5.2 in exchange for payment of the Merger
Consideration or, in the case of the holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting
Shares pursuant to the laws of the State of Florida. At the Effective Time, the stock transfer books of the Company shall be closed, and no further transfer of Company Shares shall be made.

1.6 	Articles of Incorporation, Registered Agent of the Surviving
Corporation Articles of Incorporation, The Certificate or
Article of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate or Articles of Incorporation of the Surviving
Corporation, except as such Articles of Incorporation may be amended by the Certificate or Articles of Merger, until thereafter amended as provided by law, and the name and address of the registered agent of Mergeco immediately prior to the Effective Time shall be the name and address of the registered agent upon whom any process, notice or demand against either of the Constituent Corporations or the Surviving Corporation may be served.


1.7 Directors and Officers of the Surviving Corporation The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, such directors to hold office, subject to the applicable provisions of the Certificate or Articles of Incorporation of the Surviving
Corporation until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and shall duly qualify. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation of the Surviving Corporation, be the officers of the Surviving Corporation.

1.8	Tax Free Reorganization The purpose of this Agreement is to
reorganize the Company as a second-tier, wholly-owned subsidiary corporation of Buyer, which will conduct the administrative and management matters for the Company, providing for greater efficiency in administrative and management functions, thereby providing for greater profitability of the Company and each other affiliate corporation of the Buyer. The Company shall be reorganized within the meaning of Section 368(a)(1)(A) of the Code. In connection with the Merger, in exchange for all of their issued and outstanding Company Shares, the Sellers shall receive all consideration in the form of newly issued shares of Buyer Stock pursuant to this Agreement. Following the Merger, the shareholders having control of the Company will have control of Buyer.

1.9	Restricted Securities.  All shares of Buyer Stock issued and delivered to the Sellers will be authorized but previously un-issued shares of common stock and will be "restricted securities" as that term is defined under the rules and regulations promulgated by the Securities and Exchange Commission
(the "SEC") not subject to transfer without registration or an exemption from registration.

1.10	Seller Assumed Liabilities.  At Closing, Sellers shall assume and be solely liable and responsible for those obligations and liabilities of the Company described on Exhibit 1.10 ("Seller
Assumed Liabilities").  Sellers shall indemnify and hold harmless
Buyer, Mergeco, and the Company from these liabilities as further provided in Section 10.

2. Representations and Warranties of Company and Sellers The Company and each of the Sellers hereby jointly and severally represent and warrant to Buyer as follows:



2.1	Capitalization.  The Company Shares represent all of the issued and outstanding shares of capital stock in the Company and are owned by the Sellers as set forth in Exhibit A. Sellers are the owners, beneficially and of record, of all of the Company Shares free and clear of any and all liens, claims, encumbrances, security agreements, equities, options, charges, and restrictions. Each Seller has the right, power, legal capacity, and authority to enter into and perform his obligations under this Agreement, and this Agreement constitutes, and each document or instrument to be executed by either of them pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligation of such Seller enforceable in accordance with its terms. No consent, approval, or authority of any nature, or other formal action, by any person, firm, or corporation, or any agency, bureau, or department of any government or any subdivision thereof, is required in connection with the execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions provided for herein.

2.2	No Adverse Change.  Since December 31, 1998, there has not
been any material, adverse change in the financial condition, liabilities, assets, business, prospects, or operations of the Company, including, without limitation, material capital expenditures, material destruction or damage to assets, sale or transfer or any asset of the Company, amendment or termination of any material oral of written contract, agreement, or license to which the Company is a party of by which it is bound, material loan by the Company to any person or entity, or guaranty of a loan, mortgage, pledge, or other encumbrance of any asset, any suit, claim or action affecting the Company or its assets or a Seller's ability to sell his Company Shares, except changes in the ordinary course of business, which changes have not had a material adverse effect.

2.3	Trade Secrets.  The Company is the sole owner of each of
its trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, including each of the Sellers. To the best of Sellers' knowledge, no trade secrets of the Company have been used, divulged, or appropriated for the benefit of any past or present employees or other persons or to the detriment of the Company.

2.4	Title.  The Company has good and marketable title to all of
its assets and interests therein, whether real, personal, mixed, tangible, or intangible, free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restricctions except as disclosed to Buyer. All tangible personal property is in good operating condition and repair, ordinary wear and tear excepted. No shareholder of the Company, or any officer, director, or employee of the Company, or any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property owned by or leased to the Company or any copyright, patents, trademarks, trade names, or trade secrets licensed by the Company.

2.5	Exempt.  The offer and sale by each Seller of his Company
Shares are exempt from the registration requirements of all applicable federal and state securities laws, and neither the Seller nor any person acting on his or its behalf will knowingly take any action hereafter that would cause the loss of such exemption. Each Seller has complied and will comply with all applicable securities laws in connection with the offer and sale by the Seller of the Company Shares pursuant to this Agreement.

2.6	No Untrue Statements.  None of the representations and
warranties made by any of the Sellers or the Company, or made in any certificate or memorandum furnished or to be furnished by any of the Sellers or the Company, or on behalf of any of them, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

2.7	Investment Intent.  Each Seller is acquiring shares of Buyer
Stock for investment purposes, solely for his or her own account and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Seller's right at all times to sell or otherwise dispose of all or any part of the Buyer Stock pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

2.8	Tax Free Reorganization

2.8.1	No part of the consideration to be distributed by the
Buyer to any Seller is being distributed to any such Seller pursuant to this Agreement as a creditor, employee, or in any capacity other than that of a stockholder of the Company.

2.8.2	The Company has been engaged in the active conduct of
a trade or business during the five-year period ending on the date of distribution of shares of the Buyer to the Sellers. Each such trade or business has and continues to involve entrepreneurial endeavors of such a nature and to such an extent as to quantitatively distinguish its operations from mere investments. All such trades or businesses during said period have involved active and substantial managerial and operational activities. Each such business activity has been the activity of the Company itself (through its officers and employees) and not the activity of independent contractors.

2.8.3	With respect to the active businesses engaged in by the
Company, which are discussed in Section 2.8.2 above, each such business has been continuously conducted by the Company for the five-year period ending on the date of distribution of the stock of the Company. The
Company has not acquired any of the businesses discussed hereunder at any time during that five-year period in a transaction in which gain or loss was recognized in whole or part.

2.8.4	Following the reorganization contemplated by this Agreement, the
Company will continue the active conduct of its businesses as a wholly-owned subsidiary corporation of Buyer.






2.8.5	Neither Buyer nor the Company will assume any
liabilities of any Seller incident to the exchanges of stock contemplated by this Agreement, no indebtedness of the Company will be assumed by any Seller incident to the conversion of shares contemplated by this Agreement, and no Buyer Stock to be received by a Seller pursuant to this Agreement is being received subject to any liability of the Company.

2.8.6	No indebtedness exists or will exist between the Company and any
Seller.

2.8.7	The terms of the exchange of Buyer Stock for their respective shares of capital stock in the Company pursuant to this Agreement have been determined by arm's-length negotiation among the Sellers and Buyer and for valid business purposes.

2.8.8	There is no plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with any other company or to sell or otherwise dispose of the assets of the Surviving Corporation subsequent to the transaction.

2.8.9	There is no present intention of any Seller to sell, exchange, transfer by gift, or otherwise dispose of any of its stock or securities of the Buyer subsequent to the closing of the transaction contemplated by this Agreement.

2.8.10 Payment made in connection with any and all continuing transactions between the Company or Buyer and any Seller will be for fair market value based on terms and conditions arrived at by such Seller's bargaining at arm's length.

2.8.11 None of the stock or securities to be issued by Buyer pursuant to this Agreement is to be issued as compensation, royalties, or any other consideration.

2.8.12  The Company is not insolvent.

2.8.13 None of the stock or securities of Buyer to be received by any Seller is attributable to interest accrued on securities held by any Stockholder.

3. Sellers' Obligations Before Closing Sellers agree that, from the date of this Agreement until the Closing Date, Sellers shall cause the Company to do all of the following:

(a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all franchises, rights, and privileges necessary for the conduct of its business, including, without limiting the generality of the foregoing, all licenses and permits, and comply with the requirements of all applicable laws and all rules, regulations, and orders of all regulatory agencies and authorities having jurisdiction over it or its properties;

(b) pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or property, prior to the date upon which penalties attach thereto;


(c) refrain from doing any act or omitting to do any act, or permitting any act or omission to act, which will cause a breach of any of its contracts, commitments, or obligations.



4. Conditions Precedent to Buyer's Performance The obligation of Buyer to purchase the Company Shares is subject to the satisfaction, at or before the Closing, of all the conditions set out below, in Buyer's sole discretion.

4.1 All representations and wwarranties by Sellers and the Company in this Agreement or any written statement that shall be delivered to Buyer in connection with this Agreement shall be true in all material respects on and as of the Closing Date as though made at that time and Sellers and the Company shall have substantially performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Sellers and the Company on or before the Closing Date.

4.2 During the period from the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change in the financial condition or the results of operations of the Company, and the Company shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct its business.

4.3 No action, suit, or proceeding before any court or any governmental body or authority shall have been instituted or threatened on or before the Closing Date which, if determined adversely to the Company and/or Sellers, would have a Material Adverse Effect or would prevent or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement.

4.4 All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement shall have been obtained by Sellers and delivered to Buyer, subject to the reasonable approval of Buyer.

5. The Closing

5.1 The closing of this transaction (the "Closing"), upon satisfaction of all conditions and covenants, will take place on such date ("Closing Date"), at such time, and at such place as is mutually agreeable to the parties.

5.2 At the Closing, Sellers shall deliver to Buyer the following, in form and substance satisfactory to Buyer and its counsel:

(a) Certificates representing the Company Shares, registered in the names of Sellers, each certificate duly endorsed by the Seller owning such Company Shares for transfer or accompanied by an assignment of the Company Shares duly executed by such Seller, and with all required transfer stamps affixed or taxes paid.





(b) All other previously undelivered documents, instruments, and writings required to be delivered by Sellers or the Company at or prior to the Closing pursuant to this Agreement or as otherwise required in connection herewith. 5.3 At the Closing, Buyer shall deliver or cause to be delivered to Sellers the Buyer Stock, as provided in Section 1.3.

6. Form of Agreement

6.1 This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

6.2 This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signatures by facsimile transmission shall be acceptable as original signatures.

6.3 This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and permitted assigns.

6.4 This Agreement shall be interpreted, governed by and construed in accordance with the laws of the State of Florida. Venue for any legal proceeding or arbitration shall be in Orlando, Florida, and jurisdiction shall be exclusively vested in the state and federal courts residing in Orange County, Florida.

7. Nature and Survival of Representations, Warranties and Obligations.

All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing for a period of four (4) years.

8. Notices

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service. Notices may be served (i) personally on the party to whom notice is to be given, (ii) by first class mail, registered or certified, postage prepaid, or (iii) by overnight express courier (such as Federal Express), and addressed as set forth on the heading of this Agreement, or to such other address as a party may notify the other parties in writing.

9. Remedies

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Each party shall have the right of specific performance in the event the other party breaches or fails to perform the covenants and conditions imposed on it in this Agreement.

10. Indemnification

Subject to all terms and conditions of this Article 10, Sellers hereby jointly and severally agree to indemnify, protect, defend, and hold harmless Buyer from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses, asserted against ("collectively, "Damages"), resulting to, imposed upon or incurred by Buyer by reason of or resulting from (i) liabilities or obligations of, or claims against, the Company (whether absolute, accrued, contingent or otherwise) existing as of the Closing Date or arising out of facts or circumstances existing at or prior thereto (excluding the liabilities and obligations expressly set forth in the financial statements as of and for the year ended December 31, 1997 and as of and for the interim period ending September 30, 1998 to the extent of the amount thereof so set forth, and the liabilities and obligations incurred in the ordinary course of business and consistent with past practice between September 30, 1998, and the Closing), whether or not such liabilities or obligations were known at the time of the Closing; (ii) a breach of any representation, warranty, or agreement of any Seller contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach; (iii) any tax or related claim asserted against Buyer with respect to any taxes relating to the operations or properties of Seller on or prior to the Closing Date; or (iv) any Seller Assumed Liability as set forth in Section
1.8. Such right of indemnification shall include the right of Buyer to rescind the purchase of the Company Shares and to recover the full purchase price paid for them. Buyer shall have the right, but shall not be obligated, to make any payment or payments that Buyer deems necessary or advisable on account of or in settlement of such claim, demand, liability, or obligation, and Buyer shall have the right to reduce and set off the amount of any payments thereafter to be made by Buyer to Seller under the Notes, this Agreement or any other agreement executed in accordance with this Agreement by the amount of any such claim, demand, liability, or obligation so paid by Buyer and/or by the amount of any loss or damage sustained by Buyer by reason of any such claim, demand, liability, or obligation, or by reason of any breach by Sellers of any warranty, covenant, condition, or other agreement made in this Agreement. Buyer shall provide each Seller written notice of any claim or loss for which Buyer is seeking indemnification in sufficient time for each Seller to elect to defend against such claim, at his sole expense, subject to consultation with Buyer. Buyer shall have the right to reasonably approve of counsel selected by either Seller. Any compromise or settlement of a claim for which a Seller has elected to defend shall be subject to the reasonable approval of Buyer.

11. Termination of Agreement
This Agreement may be terminated only upon the occurrence of any one or more of the following:

(a)	by mutual written agreement of Sellers and Buyer;

(b)	by Buyer, on or before the Closing Date, if (i) any of the
conditions provided in Section 4 of this Agreement has not been met or (ii) there has been a material and non-curable violation or breach by any Seller of any of the material agreements of Sellers or the Company contained in this Agreement, which has not been waived in writing by Buyer;


(c)	by all Sellers jointly if there has been a material and non-curable violation or breach by Buyer of any of the material agreements of Buyer contained in this Agreement which has not been waived in writing by all Sellers.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BUYER" 	SURGILIGHT, INC.
  By: /s/ 	J. T. Lin,
 ----------------------
  J. T. Lin , President

    "COMPANY"  , PHOTON DATA, INC.

By:
By: /s/ 	J. T. Lin,
 ----------------------
  J. T. Lin , President

"SELLERS"
/s/ J.T. Lin, Address: 730 Willow Run Lane, Winter Springs,
FL 32732

-------------
J. T. Lin

Lin Family Partners, Ltd.
/s/ J.T. Lin, 	Address: 730 Willow Run Lane, Winter Springs,
FL 32708

----------------
J. T. Lin

/s/ Y. C. Lin             address :same as above

-----------------
Y. C. Lin

/s/Alex Hao-chun Lin    address :same as above

-------------------------
Alex Hao-chun Lin

/s/ Tao Lin	 address :same as above

-------------
Tao Lin


/s/ Yuan Lin

----------------
Yuan Lin
Address:  5th Fl, No 85 Gun-ming  Rd, Mu-Ja, Taipei, Taiwan



/s/ Huei Lee

-------------------
Huei Lee
Address: 6th F., No. 6, Nong 32, Sec.1, Chang-long Street, Hsin-Chuang City, Taipei, Taiwan

/s/ Yung Huan Chang

----------------------------
Yung Huan Chang
Address: No. 7, 8FL, Chung-po North Rd, Taipei, Taiwan

/s/Tsai-yun Wang

---------------------
Tsai-yun Wang
Address: 6th F., No. 6, Nong 32, Sec.1, Chang-long Street, Hsin-Chuang City, Taipei, Taiwan

/s/ Cheng-hung Lee   address:

----------------------
Cheng-hung Lee
Address: 6th F., No. 6, Nong 32, Sec.1, Chang-long Street, Hsin-Chuang City, Taipei, Taiwan

AGREEMENT FOR PURCHASE OF SHARES by and among SURGILIGHT, INC. as the "Buyer", THE SHAREHOLDERS NAMED ON THE SIGNATURE PAGES HEREOF as the "Stockholders", and ADVANCED MARKETING TECHNOLOGIES, INC. as the
"Company"

Dated: March 30, 1999

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS

ARTICLE 2	PURCHASE AND EXCHANGE OF STOCK

ARTICLE 3	CLOSING

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE
		COMPANY

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF THE BUYER

ARTICLE 6	COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND THE BUYER

ARTICLE 7	CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

ARTICLE 8	CONDITIONS TO THE BUYER'S OBLIGATION

ARTICLE 9	COVENANTS NOT TO COMPETE

ARTICLE 10	ACTIONS BY THE STOCKHOLDERS AND THE BUYER

ARTICLE 11	MISCELLANEOUS


























AGREEMENT FOR PURCHASE OF SHARES

This Agreement for Purchase of Shares ("'Agreement"), dated as of March 30, 1999, is by and among SURGILIGHT, INC., a Delaware corporation (the "Buyer"), the shareholders named on the signature pages hereof (individually, a "Stockholder," and collectively, the "Stockholders") and ADVANCED MARKETING TECHNOLOGIES, INC., a Florida corporation (the
"Company").

BACKGROUND

A. The Stockholders own one hundred percent (100%) of the issued and outstanding capital stock of the Company, on a fully diluted basis, assuming exercise of all outstanding options.

B. The Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to the Buyer, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company on a fully diluted basis for the consideration and on the terms and conditions contained herein (the "Stock Purchase").

C. Buyer, the Stockholders and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

TERMS OF AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference. "ADA" shall mean the Americans with Disabilities Act of 1990."Affiliate" shall have the meaning set forth in the Securities
Exchange Act of 1934, as amended, and the rules and regulations thereunder. "Assets" shall mean all of the Company's right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or in which the Company has any interest whatsoever, including, without limitation, all of the Company's right, title and interest in the following:
(a) all accounts and notes receivable, refunds or deposits and prepaid expenses (including, without limitation, any prepaid insurance premiums);
(b) all cash and cash equivalents;
(c) all Contract Rights;
(d) all Leases;
(e) all Leasehold Estates;
(f) all Leasehold Improvements;
(g) all Owned Real Property;
(h) all Fixtures and Equipment;
(j) all Inventory;
(k) all Books and Records;
(l) all Intellectual Property Rights;
(m) all Claims;
(n) all Insurance Policies;
(o) all Permits;
(p) all computers and software and software licenses;
(q) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records of the Company; and guaranties made by suppliers in connection with the Assets or services furnished to the Company.

"Audited Financial Statements" shall mean (i) the Company's audited balance sheets dated December 31, 1996, December 31, 1997, and December 31, 1998, and the related statements of income, shareholders' equity, and cash flows for each of the three fiscal years then ended and accompanied by the report of the Company's certified independent public accountants.
" Balance Sheet Date" shall mean December 31, 1998.
" Balance Sheet" shall mean the balance sheet of the Company, together with the notes thereto, dated the Balance Sheet Date.
"Benefit Arrangement: shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Welfare Plan, Pension Plan or Multi employer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (iii) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities). "Books and Records" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of any kind pertaining to the Company, including, without limitation, all corporate and tax books and records of the Company. "Buyer Stock" shall mean shares of the Buyer's common stock, par value $0.0001 per share. "Claims" shall mean all claims, causes of action, chooses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity arising out of or relating to the Assets or relating to the Company. "Code" shall mean the Internal Revenue Code of 1986, as amended. "Company Stock" shall mean the issued and outstanding shares of common stock in the Company, at no par value "Contract" shall mean any of the agreements, contracts, Leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments to which the Company is a party or to which any of the Assets are subject, whether oral or written, express or implied.


"Contract Rights" shall mean all of the Company's rights and obligations under each Contract.

"Disclosure Schedules" shall mean the schedules executed and delivered by the Company and Stockholders to the Buyer which set forth any exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement. Unless otherwise specified, each reference in Article 4 to any numbered section is a reference to that numbered section which is included in the Disclosure Schedules.
The Disclosure Schedules will be attached collectively to this Agreement. "Employee Plans" shall mean all Benefit Arrangements,
Multi employer Plans, Pension Plans and Welfare Plans.
"Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other rights of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future and any contingent sale or other title retention agreement or lease in the nature thereof.

"ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended, and the Regulations promulgated thereunder.
"ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code. "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities owned or leased by the Company. "Facility Leases" shall mean all of the Leases of Facilities. "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, Vehicles and other tangible personal property owned by the Company and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date. "401(k) Plan" shall mean the 401(k) Profit Sharing Plan for Employees of the Company. "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied. "Indebtedness" shall mean, at any date, without duplication, (i) all obligations of the Company for borrowed money properly recordable as a liability on the financial statements of the Company, (ii) all obligations properly recordable as a liability on the financial statements of the Company, evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of the Company to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business, (iv) the net present value of future minimum lease payments under capital leases, (v) all Indebtedness (as defined in clauses (i) through (iv) above) of others secured by a lien on any asset of the Company, whether or not such Indebtedness is assumed by the Company, and (vii) all Indebtedness (as defined in clauses (i) through (v) above) of others guaranteed by the Company. "Insurance Policies" shall mean the insurance policies relating to the Assets or relating to the Company listed in Disclosure Schedule 4.19 "Inventory" shall mean (a) all of the Company's inventories within the Facilities or wherever otherwise located held for resale or lease to the Company's customers, (b) all office supplies and similar materials of the Company located in the Facilities or wherever otherwise located, and (c) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items, employee uniforms and similar items of the Company in the Facilities or wherever otherwise located.
		"
"Leasehold Estates" shall mean all of the Company's rights and obligations as lessees under the Leases listed on a Disclosure Schedule. "Leasehold Improvements" shall mean all of the leasehold improvements situated in or on the property leased under the Leases. "Leases" shall mean all of the leases of the Company listed on a Disclosure Schedule and all other leases relating to the Assets that are not required to be scheduled pursuant to this Agreement. "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, earnings, results of operations, assets, liabilities or operations of the Company. "Multi employer Plan" shall mean any "multi employer plan," as defined in Section 4001(a)(3) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

"Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the limited liability company agreement and the certificate of formation (or similar document) of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(f) any amendment to any of the foregoing. "Owned Real Property" shall mean all real property owned in fee by the Company, including, without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures and improvements located thereon and all Facilities thereon, if any. "PBGC" shall mean the Pension Benefits Guaranty Corporation. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multi employer Plan) (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities)."Permits" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business of the Company as presently conducted and as proposed to be conducted. "Person" shall mean any individual, corporation (including any non-pprofit corporation),general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body. "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, agency guidelines and orders of any federal, state or local government and any other governmental department or agency, including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours. "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative. "Subsidiary" shall mean (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which the Company is a general partner; or (iii) any partnership in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership. "Tax or "Taxes" means any federal, state, local or foreign income, gross receipts, license, capital stock, franchise, profits, payroll, employment, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, environmental, customs duties, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not. "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or statement or other document (including schedules or any related or supporting information), and including any amendment thereof, filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax. "Treasury Regulations" shall mean the applicable regulations promulgated under the Code. "Vehicles" shall mean all automobiles and other vehicles owned or leased by the Company. "Warranty Claims" shall mean all Damages (and related costs and expenses as defined in Section 11.3(i)) arising out of product warranty claims and customer claims for damages (whether to property or person, in contract or tort) against the Buyer or the Company in connection with, arising out of, or relating to products sold or shipped or services performed at any time by the Buyer, the Company or the Stockholders. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in
Section 3(l) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and
(2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

1.2	Other Defined Terms.  In addition to the terms defined in the
Recitals to this Agreement and Section 1.1 hereof, the following terms shall have the meanings defined for such terms in the Sections set forth below:

		Term							Section
		AAA							10.3.3)
		Act							4.32
		Actions						4.14
		Claim Notice					10.3.4
		Closing						3.1
		Closing Date					3.1
		Computer Software					4.13.1
		Damages						10.3.7
		Environmental Claims				4.23.8(ii)
		Environmental Conditions			4.23.8(iii)
		Environmental Laws				4.23.8(I)
Escrow Agent							2.2.5
Escrow Agreement							2.2.5
First Target Date							2.2.2
	Fourth Payment Stock					2.2.4
	Hazardous Substances					4.23.8(iv)
		Indemnity Claim					10.3.4
		Initial Payment Stock				2.2.1
		Intellectual Property Rights			4.13.1
		Leased Property					4.5.4
		NASD							11.1.2(b)
		OTCBBS						11.1.2(b)
		Personnel						4.9(b)(i)
		Proposed Business					9.1
		Purchase Price					2.2
		Second Payment Stock				2.2.2
		Second Target Date				2.2.3
		Shares						2.1
		Third Payment Stock				2.2.3
		Third Target Date					2.2.4

ARTICLE 2

PURCHASE AND EXCHANGE OF STOCK  TC "PURCHASE AND EXCHANGE OF STOCK" "2"

2.1	Purchase and Sale of Stock.  Subject to the terms and conditions herein set forth, each Stockholder shall sell, convey, transfer, assign, and deliver to the Buyer, and the Buyer shall purchase from such Stockholder, at the Closing and on the Closing Date, one hundred percent (100%) of the issued and outstanding shares of Company Stock on a fully diluted basis, assuming exercise of all existing and outstanding options (collectively, the "Shares") held by such Stockholder, as set forth in Exhibit A hereto.

2.2	As full payment for the transfer of the Shares by each Stockholder to
Buyer, Buyer shall issue and deliver to the Stockholders authorized but un issued shares of Buyer Stock (collectively, the "Purchase Price"), as follows:

2.2.1	Initial Stock Payment.  At the Closing, Buyer shall issue
to the Stockholders 300,000 shares of Buyer Stock ("Initial Payment Stock"), of which 80,000 shares will be converted into approximately $300,000 of paid-in working capital.

2.2.2	Second Stock Payment.  At the Closing, Buyer shall issue to
the Company and deliver to the Escrow Agent to hold in escrow an additional 330,000 shares of Buyer Stock ("Second Payment Stock"). Subject to Section 2.5, the Second Payment Stock shall be released from escrow and disbursed to the Company on December 31, 2001 ("First Target Date"), provided, however, that the Company has achieved pre-tax profits of not less than One Million Dollars ($1,000,000) as of December 31, 2001 (the "First Target Date"). If the Company has not achieved pre-tax profits of not less than One Million Dollars ($1,000,000) on or before the First Target Date, subject to Section 2.5, then a percentage of the Second Payment Stock equal to the amount that the actual pre-tax profits as of the Target Date bears as a percentage of $1,000,000 shall be released from escrow and disbursed to the Company. Subject to Section 2.5, the remaining Second Payment Stock shall be disbursed to the Company from escrow if and at the time either (i) the Third Payment Stock or (ii) the Fourth Payment Stock is issued to the Company pursuant to Sections 2.2.3, or 2.2.4, respectively.
If the remaining shares of Second Payment Stock are not released from escrow at the times set forth in Sections 2.2.3 or 2.2.4, then such remaining shares shall be disbursed to the Company. Up to an aggregate of 100,000 shares of the Second Payment Stock may be reserved for issuance as incentive shares to employees and management of the Company pursuant to the provisions of Section 2.5 below.

2.2.3	Third Stock Payment.  At the Closing, Buyer shall issue to
the Company and deliver to the Escrow Agent to hold in escrow an additional 330,000 of Buyer Stock ("Third Stock Payment"). The Third Stock Payment will be released from escrow and disbursed to the Company at the earlier of
(i) such time following Closing and prior to December 31, 2003 ("Second Target Date") when the Company has achieved an annual pre-tax profit of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), or (ii) on the Second Target Date provide that the Company achieves an annual pre-tax annual profit of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) as of or before the Second Target Date.

2.2.4	Fourth Stock Payment.  Buyer shall issue to the Company an additional
220,000 shares of Buyer Stock ("Fourth Payment Stock") at the earlier of (i) such time following the Closing and prior to December 31, 2004 ("Third
Target Date") when the Company has achieved an annual pre-tax profit of not less than Four Million Dollars ($4,000,000), or (ii) on the Third Target
Date provide that the Company has achieved an annual pre-tax profit of no less than Two Million Dollars ($2,000,000) as of or before the Third Target Date.

2.2.5	Pro Rata Issuance; Escrow of Second and Third Payment Stock.
The Initial Payment Stock, the Second Payment Stock, the Third Payment Stock, and the Fourth Payment Stock are collectively referred to as the "Compensation Stock." All Compensation Stock issued by Buyer in consideration of the sale and transfer of Company Stock shall be fully paid and non assessable upon issuance. The Compensation Stock issuable to the Stockholders shall be apportioned among the Stockholders pro-rata to their percentage ownership in the Company as set forth in Exhibit A hereto. The parties shall enter into an escrow agreement ("Escrow Agreement") with Company's attorney, as escrow agent ("Escrow Agent") whereby the Second Payment Stock and the Third Payment Stock shall be held in escrow to be disbursed as provided in Sections 2.2.3 and 2.2.5.

2.3	Compensation Stock is Restricted Restrictions on Shares" "4"
All Compensation Stock issued and delivered to the Company pursuant to this Agreement will be authorized but previously un issued shares of Buyer's common stock which have not been registered under the Securities Act, and thus will be deemed restricted stock and may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act, or unless an exemption from registration is available.

2.4	Reservation of Issued Buyer Stock for Incentive Options.  The
Company and the Stockholders agree that an aggregate of 100,000 shares of the Second Payment Stock, if issued, will be reserved for issuance as incentive shares to the Company's founders and employees for the period from January 1, 1999, through and including December 31, 2002, in increments of 25,000 shares per year and subject to such incentives as are approved by the board of directors of Buyer.

2.5	No Fractional Shares.  No fractional shares of Buyer Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Buyer Stock pursuant to this Article 2, the aggregate number of shares of Buyer Stock received by any Stockholder shall be rounded up to the nearest whole number of shares of Buyer Stock.




2.6	Closing Costs; Transfer Taxes.  The Stockholders shall be
responsible for any stock purchase taxes and any sales, use or other taxes imposed on the transfer of Company Stock to the Buyer as provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

2.7	The Company and the Shareholders agree that 800,000 shares voting rights out of the issued shares will be assigned to J.T. Lin.
ARTICLE 3 "ARTICLE 3" "2" CLOSING,  "CLOSING""2"

3.1 Closing.

Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 o'clock A.M., Eastern time, at the offices of Grocock & Abramson, 126 East Jefferson Street, Orlando, FL 32801, on March 30, 1999 (the "Closing Date"), unless the parties hereto otherwise agree.

3.2	Deliveries at Closing.

3.2.1	Company Stock Certificates.  To effect the Stock Purchase, each
Stockholder shall, on the Closing Date, deliver to the Buyer certificates evidencing the Shares owned by such Stockholder, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, together with evidence of the payment of any applicable stock purchase taxes.

3.2.2	Payment of Consideration.  The Buyer shall pay to each Stockholder his portion of the Purchase Price set forth next to such Stockholder's name in Exhibit A hereto at the times set forth in Sections 2.2.1, 2.2.2, 2.2.3, and
2.2.4. The Purchase Price shall be paid in the form of a certificate for Buyer Stock issued in the name of the applicable Stockholder with applicable restrictive legends and Stock transfer instructions and shall be delivered to the Escrow Agent to be disbursed in accordance with the terms of the Escrow Agreement.

3.2.3	Certificates; Opinions.  At the Closing, the Buyer and the
Stockholders shall deliver the certificates, opinions of counsel, and other documents and items described in Articles 7 and 8.

3.2.4	Consents. The Stockholders shall deliver all third party
consents required for a valid transfer of all of the Shares as contemplated by this Agreement.

3.2.5	Other Closing Transactions.  At the Closing, each of the
parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles 7 and 8.




ARTICLE 4 "ARTICLE 4" "2"

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY "REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY"

Each of the Stockholders and the Company hereby jointly and severally represent and warrant to the Buyer that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

4.1	Organization; Capitalization.

4.1.1 The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth in Disclosure Schedule 4.1.1 to be provided prior to, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed in Disclosure Schedule 4.1.1.

4.1.2 The Stockholders have delivered to the Buyer copies of the Organizational Documents of the Company, as currently in effect.

4.1.3	The capitalization of the Company as of the date hereof and
as of the Closing (including the identity of each shareholder and the number of shares held by each) is set forth in Disclosure Schedule 4.1.3 and the Stockholders own one hundred percent (100%) of the issued and outstanding capital stock in the Company on a fully diluted basis, assuming the exercise of all outstanding options. All of the Company's outstanding shares of capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Each Stockholder represents that he owns and will own beneficially and of record all of the outstanding shares of capital stock as of the date hereof or as of the Closing Date, respectively, of the Company, as set forth opposite such Stockholder's name in Disclosure Schedule 4.1.3, free and clear of all Encumbrances, and shall possess full right, power and authority to transfer his pro rata portion of the Shares to the Buyer. Except as set forth in Disclosure Schedule 4.1.3, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. Upon delivery to the Buyer, the Shares purchased by Buyer will be free and clear of all Encumbrances and shall be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Stockholders will transfer good and marketable title to the Shares to the Buyer.

4.1.4	The Company has not at any time had any Subsidiaries and
the Company neither owns nor holds the right to acquire (directly or indirectly) shares of capital stock in any other Person.

4.2	Authorization.  The Company has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Each Stockholder individually has the requisite power and authority and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his or her obligations hereunder, and no other actions on the part of such Stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and the Company and is a legal, valid and binding obligation of each Stockholder and the Company, enforceable against each of them in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

4.3	Consents and Approvals.  Other than as provided in Disclosure
Schedule 4.3 to be provided prior to, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Stockholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.4 Title to Assets. Disclosure Schedule 4.4 to be provided prior to identifies all real and personal property with a book value or replacement cost in excess of $5,000 owned or leased by the Company. The Company owns free and clear of any Encumbrances or, as set forth in Disclosure Schedule 4.4, leases or has rights to use, the Assets set forth in Disclosure
Schedule 4.4, except for (i) minor liens or Encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the Assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business and (ii) Encumbrances specifically identified in Disclosure Schedule 4.4. The Assets include all assets necessary for the conduct of the business of the Company in the ordinary course consistent with past practice. The Assets have been maintained in accordance with normal industry practice, are in reasonable operating condition and repair (except for ordinary wear and tear) and are sufficient for the operation of the business of the Company as currently conducted.

4.5 Facilities.  Disclosure Schedule 4.5 to be provided prior to contains
(i) a complete and accurate list of all Owned Real Property, (ii) a complete and accurate list of all Facilities, (iii) accurate and complete copies of preliminary title reports covering all of the Owned Real Property, and
(iv) a complete and accurate list of all Facility Leases.

4.5.1	Owned Real Property. The Company has good and marketable
fee simple title to all Owned Real Property free and clear of all Encumbrances (except as set forth in Disclosure Schedule 4.5.1 to be provided prior to), except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. The Company enjoys peaceful and undisturbed possession of all Owned Real Property.


4.5.2	Actions.  There are no pending or, to the best knowledge of
the Company and the Stockholders, threatened condemnation proceedings or other Actions relating to any Facility.

4.5.3	Leases or Other Agreements.  Except for Facility Leases listed in
Disclosure Schedule 4.5, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property of the Company or any portion thereof or interest in any such Facility or real property.

4.5.4	Facility Leases and Lease. With respect to each Facility Lease, the
Company has an unencumbered interest in the Leasehold Estate. Except as set forth in Disclosure Schedule Section

4.5.4 to be provided prior to, (i) the Company has in all material respects performed all the obligations required to be performed by it through the date hereof with respect to all leased property described in the Facility Leases (the "Leased Property"), and (ii) the Company enjoys peaceful and undisturbed possession of all of the Leased Property.

4.5.5	Utilities.  All Facilities are supplied with utilities (including, without limitation, water, sewage disposal (or septic tank), electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated and, to the knowledge of the Company and the Stockholders, there is no condition which could reasonably be expected to result in the termination of the present access from any Facility to such utility services.

4.5.6	Improvements, Fixtures and Equipment.  The improvements
constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent set forth in Disclosure Schedule 4.19 to be provided prior to,(ii) structurally sound with no material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary or routine maintenance, correction, or repair, the cost of which could not reasonably be expected to be material, (v) sufficient for the operation of the business of the Company as presently conducted and (vi) in conformity with all applicable Regulations.

4.5.7	No Special Assessment.  The Company has not received notice
of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

4.6	Contracts; No Defaults.  Except for Contracts listed in
Disclosure Schedule 4.6 to be provided prior to, the Company is not a party to, or bound by, any Contract of any kind to be performed after the Closing Date (i) pursuant to which it is obligated to expend more than [$25,000] in any twelve-month period and that is not subject to cancellation on not more than 30 days' notice by the Company without penalty or increased cost or
(ii) with any Personnel or affiliates of the Company or any Stockholder or relatives of any of the foregoing. There is no default by any party to any such Contract, which default could have a Material Adverse Effect.


Disclosure Schedule 4.6 lists the following Contracts, agreements and other written arrangements to which the Company is a party:

(a) any written arrangement (or group of related written arrangements) for the lease of personal property providing for lease payments in excess of [$10,000] per annum;

(b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts in excess of [$10,000] per annum;

(c) any written arrangement (or group of related written arrangements) concerning a partnership or joint venture with any other Person;

(d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $[10,000] in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

(e) any written arrangement (or group of related written arrangements) concerning confidentiality or non-competition arrangements;

(f) any written arrangement (or group of related written arrangements) involving any Stockholder or any Affiliate of any Stockholder;

(g) any Employee Plan and any written arrangement with any of the Company's directors, officers, shareholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

(h) any written arrangement for any capital expenditure in excess of $[10,000];

(i) any other written arrangement (or group of related written arrangements) either involving aggregate payments of more than $[25,000] or not entered into in the ordinary course of business consistent with past practice; and

(j)	any oral contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (a) through (i) and any proposal (whether oral or written) to enter into any contract, agreement or other arrangement (other than sales presentations made to customers in the ordinary course of business) with respect to any of the matters referred to in the foregoing clauses (a) through (i). The Company will deliver or make available to the Buyer a correct and complete copy of each Contract listed in Disclosure Schedule 4.6 to be provided prior to. Except as set forth in Disclosure Schedule 4.6, with respect to each Contract listed, (A) the Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and in full force and effect; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under the Contract; and
(C) no party has repudiated any term of the Contract, and there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person, and no such Person has made written demand for such re-negotiation.

4.7	No Conflict or Violation.  Except as set forth in Disclosure
Schedule 4.7 to be provided prior to, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any Contract, Permit, authorization or concession to which the Company is a party or by which any of the Assets are bound, (c) a violation by the Company or any Stockholder of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company or such Stockholder, or (d) an imposition of any material Encumbrance, restriction or charge on the Company or any of the Assets. Except as set forth in Disclosure
Schedule 4.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company or any Stockholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.8 Audited Financial Statements.  The Audited Financial Statements
(a) are in conformity with the Books and Records, (b) except as set forth in detail in Disclosure Schedule 4.8 to be provided prior to, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) fairly and accurately present, in all material respects, the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended.

4.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 4.9 to be provided prior to, since the Balance Sheet Date there has not been any:(a) change in the Company's financial condition or results of operations, other than any such changes that have not yet had and could not reasonably be expected to have a Material Adverse Effect;
(b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees, former employees, or agents (collectively, "Personnel"), (ii) grant, payment or accrual, contingent or otherwise, for or to the credit of any of the Personnel with respect to any bonus, incentive compensation, service award or other like benefit, (iii) adoption, creation or amendment of any Employee Plan, (iv) employment agreement (written or verbal) to which the Company is a party or (v) other change in employment terms for any of the Company's officers, employees or agents;



(c) sale, lease, assignment or transfer of any of the Assets, other than to Persons that are not Affiliates for fair consideration and in the ordinary course of business consistent with past practice and not individually or in the aggregate material to the Company;

(d) cancellation, compromise, waiver or release of any rights or claims (or series of related rights or claims) either (i) involving an Affiliate of the Company or any Stockholder, (ii) involving more than $[10,000], or (iii) outside the ordinary course of business consistent with past practice;

(e) amendment, cancellation or termination of any Contract, or Permit (i) involving an Affiliate of the Company, (ii) involving payments in excess of $[25,000] in the aggregate, or (iii) that are otherwise material to the Company;

(f) capital expenditure or the execution of any Lease, Contract, or Permit (or series of related Contracts, Leases and Permits) or any incurring of liability therefor (i) involving an Affiliate of the Company or any Stockholder, (ii) involving payments in excess of $[25,000] in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

(g) failure to operate the business of the Company in the ordinary course consistent with past practice and to use reasonable efforts to preserve the business intact, to keep available to the Buyer the services of Personnel, and to preserve for the Buyer the goodwill of the Company's suppliers, customers, distributors and others having business relations with the Company;

(h)	change in GAAP or Tax accounting methods or practices by
the Company;

(i)	mortgage, pledge or other encumbrance of any of the Assets;

(j)	declaration, setting aside for payment or payment of any
dividend or distribution in respect of any capital stock of the Company or any redemption, purchase, or other acquisition of any of the Company's equity securities or any bonus, fee or other payment, or any other transfer of the Assets to or on behalf of any shareholder of the Company, any Stockholder or any other Affiliate of the Company, including, but not limited to, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing or the making of any loan to any of the foregoing as an employee of the Company;

(k) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

(l) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company or any loans or guarantees made or agreed to be made by the Company;

(m) liabilities incurred (other than for borrowed money) involving $[10,000] or more except in the ordinary course of business and consistent with past practice and not individually or in the aggregate material to the Company, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

(n) acceleration, termination, modification, cancellation or threatened termination or cancellation of any Contract to which the Company is a party or by which the Company is bound, outside the ordinary course of business consistent with past practice or involving more than $[10,000] in the aggregate;

(o) capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (i) involving an Affiliate of the Company or any Stockholder, (ii) involving more than $[10,000] in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

(p) grant of any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

(q) agreement (either oral or written) by the Company or any Personnel to do any of the foregoing; or other event or condition of any character that in any one case or in the aggregate has a Material Adverse Effect, or any event or condition (other than events or conditions affecting the economy generally) known to the Company or any Stockholder that it is reasonable to expect could, in any one case or in the aggregate, have a Material Adverse Effect in the future.

4.10	No Undisclosed Liabilities.  Except as set forth in Disclosure
Schedule 4.10 to be provided prior to, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Balance Sheet that have not been paid or discharged since the date thereof and (ii) liabilities incurred by the Company since the Balance Sheet Date in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a Material Adverse Effect).

4.11	Accounts Receivable.  The accounts receivable of the Company reflected on the Balance Sheet, and all accounts receivable of the Company arising since the Balance Sheet Date, represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed that gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. All accounts receivable of the Company reflected on the Closing Balance Sheet shall be subject to no defenses, counterclaims or rights of setoff and shall be fully collectible in the ordinary course of business, without cost to the Buyer, in collection efforts therefor, except to the extent of any reserve with respect thereto set forth on the Closing Balance Sheet (excluding the notes thereto).

4.12	Inventories.  The values at which the Inventories are shown on the Balance Sheet have been determined in accordance with the normal valuation policy of the Company as described in the Audited Financial Statements, consistently applied, and in accordance with GAAP. The Inventories (and items of inventory acquired or manufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided on the Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The current quantities of all Inventories are reasonable in the current circumstances of the business of the Company.


4.13 Intellectual Property Rights.

4.13.1 Disclosure Schedule 4.13.1 to be provided prior to  March 25, 1999
(i) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning
(x) all of the Company's registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, (y) all computer software used by the Company in the conduct of its business ("Computer Software") indicating whether such Computer Software is owned or licensed and, if licensed, the material terms of such license, and (z) all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, and other intellectual property rights of any kind of the Company, whether or not registered, (all of the items referred to in this clause (i) being "Intellectual Property Rights") and (ii) identifies any intellectual property rights that any third party owns and that the Company uses or proposes to use in its business, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth in Disclosure Schedule 4.13.1, possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights. Except as set forth in Disclosure Schedule

4.13.1, no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. Except as set forth in Disclosure Schedule 4.13, the Company has not received notice nor has the Company or any Stockholder any reason to believe that the use by the Company of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property
Rights, which infringement or violation could have a Material Adverse Effect. The Intellectual Property Rights are all those necessary for the operation of the business of the Company as it is currently conducted.


No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

4.13.2 The source codes for all Computer Software have been placed in back-up files that are securely stored in a location other than the Facility or Facilities where such Computer Software is used. All databases used in the business of the Company are periodically (at least once every week) backed-up and such backed-up materials are moved to and securely stored at locations other than the Facility or Facilities where such databases are used.

4.14	Litigation.  Except as set forth in Disclosure Schedule 4.14 to be provided prior to, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitrable action or, to the knowledge of the Company or any Stockholder, investigation (collectively, "Actions") pending or, to the knowledge of the Company or any Stockholder, threatened or anticipated against, relating to or affecting (i) the Company or the Assets or the operation of the business of the Company as currently operated and as proposed to be operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which could reasonably be expected to result in the payment or a judgment in excess of [$10,000] or could reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the business of the Company. There is not a reasonable likelihood of an adverse determination of any pending Actions that could, individually or in the aggregate, reasonably be expected to result in the payment of a judgment in excess of [$10,000] or have a Material Adverse Effect. Except as set forth in Disclosure Schedule 4.14, each Action pending or, to the knowledge of the Company or any Stockholder, threatened or that the Company or any Stockholder has a reasonable basis to expect or anticipate (whether or not disclosed in Disclosure Schedule 4.14), is covered by insurance of reputable and solvent insurance companies, and each such applicable Insurance Policy is described in Disclosure Schedule 4.19, and is in full force and effect, and except as set forth in Disclosure Schedule 4.14, the Company has not received any notice or, to the knowledge of the Company or any Stockholder, threat of cancellation, limitation or non coverage.

4.15	Labor Matters.  The Company has not been and is not a party to any labor agreement with respect to its employees with any labor organization, group or association. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. The
Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and, to the best knowledge of the Company and the Stockholders, is not and has not engaged in any unfair labor practice. Except as set forth in Disclosure Schedule 4.15 to be provided prior to, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information that would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and since January 1, 1990 the Company has not experienced a work stoppage or other labor difficulty.

4.16	Compliance with Law; Permits.  The Company and the conduct of the business of the Company are in compliance with all applicable Regulations or judgments, decisions or orders entered by any federal, state, local, or foreign court relating to the Assets or the Company, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Regulations, and the Company and the Stockholders have no reason to anticipate that any currently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all Permits, authorizations and approvals, all of which are currently valid and in full force and effect, necessary to carry on its business, which licenses, Permits, authorizations and approvals are set forth in Disclosure Schedule 4.16 to be provided prior to 4.17 Taxes. The Company has or will have filed all material federal, state, local and foreign Tax Returns that are required to be filed by it on or prior to the Closing Date (taking into account applicable extensions), all Taxes shown as owing by the Company on all such Tax Returns have been fully paid or properly accrued on the Company's financial statements other than such taxes as are being contested in good faith, and all such Tax Returns are true and correct in all material respects. The Tax Returns accurately reflect all liability for Taxes of the Company for the periods covered thereby. Except as set forth in Disclosure Schedule 4.17 to be provided prior to:

(a) all material Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued;

(b) the Company is not a party to any tax sharing agreements;

(c) there are no liens for Taxes upon the assets of the Company which are not provided for on the Balance Sheet except liens for Taxes not yet due and payable and liens for taxes that are being contested in good faith;

(d) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company;

(e) no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

(f) the Company does not have any liability for Taxes for (or allocable to) any Tax year or period ending on or before the Closing Date that has not been paid;

(g) the Company has not made, or is not (or is not a party to an agreement under which it could be) obligated to make, any payments that will not be deductible under Code Section 280G;

(h) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662;

(i) the Company has never been a member of any Affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any Person under Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise;

(j)there is no dispute or claim concerning any Tax liability of the Company that has been made or raised by any authority in writing or as to which any Stockholder or director or officer of the Company has knowledge;

(k) Disclosure Schedule 4.17 lists all federal, estate, local, and foreign income Tax Returns filed by or with respect to the Company for taxable periods ended on or after December 31, 1996, and identifies those Tax Returns that have been or are currently being audited;

(l) the Company will not be liable for any Tax under Code
Section 1374 in connection with a deemed sale of its assets pursuant to an election under Code Section 338(h)(10), and has not, in the past ten years, acquired assets in a transaction in which its basis in the acquired assets was determined, in whole or in part, by reference to the transferor's basis in such assets (or any other property) or acquired the stock of any corporation which is a qualified subchapter S subsidiary;

(m) the Company has not made an election, or is not otherwise required, to treat any Asset as owned by another person or as tax-exempt bond financed property or tax exempt use property within the meaning of Code
Section 168 or under any comparable provision of state or local Tax law;

(n) the Company has not requested, agreed to, or is not required to make any adjustment under Section 481(a) of the Code due to a change in accounting method or for any other reason for any taxable year; and

(o) the Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold Taxes.

4.18	Severance Arrangements.  Except as set forth in Disclosure
Schedule 4.18 to be provided prior to, the Company has not entered into any severance or similar arrangement in respect of any Personnel that will result in any obligation (absolute or contingent) of the Buyer, the Company or any other Person to make any payment to any such Personnel following termination of employment.

4.19 Insurance.

Disclosure Schedule 4.19 to be provided prior to contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its business, Assets or Personnel. Except as set forth in Disclosure Schedule 4.19, all of such policies are sufficient for compliance with all requirements of law and of all Contracts to which the Company is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. Such policies and binders provide sufficient coverage, in the reasonable opinion of the Company and the Stockholders, for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date. Disclosure Schedule 4.19 contains a complete and accurate list of all open or unresolved claims made pursuant to any insurance policy maintained by the Company. As of the Closing, the Company shall have made any and all claims that, to the knowledge of the Company and of the Stockholders, it is entitled to make in accordance with the terms of any insurance policy maintained by the Company.

4.20	Purchase Commitments and Outstanding Bids.  As of the date of this Agreement, all Contracts or commitments for the purchase of Inventory by the Company were made in the ordinary course of business consistent with past practice. No outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of its business.

4.21	Suppliers.  Disclosure Schedule 4.21 to be provided prior to contains a complete and accurate list of the ten (10) largest suppliers of the Company during the Company's last fiscal year, showing the approximate total purchases by the Company from each such supplier during each of the last two fiscal years. To the best knowledge of the Company and the Stockholders, since the Balance Sheet Date, there has been no adverse change in the business relationship with any supplier named in Disclosure Schedule 4.21 and no threat or indication that any such change is reasonably foreseeable. The Company has entered into an agreement with each of its customers substantially in one or more of the forms set forth in Disclosure Schedule 4.21.

4.22 Bank Accounts. Disclosure Schedule 4.22 to be provided prior to contains a true and correct list of the names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, or safe deposit boxes, and the names of all Persons authorized to draw thereon or with access thereto.



4.23 Environmental Matters.


4.23.1 Except as set forth in Disclosure Schedule 4.23.1 to be provided prior to, the Company is, and at all times has been, in material compliance with all Environmental Laws (as defined below).


4.23.	Except as set forth in Disclosure Schedule 4.23.2 to be
provided prior to, there is no pending or, to the best knowledge of the Company and the Stockholders, after due inquiry, potential Environmental Claim (as defined below); nor has the Company received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) generated or transported by the Company or (ii) any alleged violation of or non-compliance with any Environmental Laws.

4.23.3 Except as set forth in Disclosure Schedule 4.23.3 to be provided prior to, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Company's properties and there have been no releases of any Hazardous Substances from any underground tank or related piping at any time; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances by the Company on, upon, or into any real property owned, operated or occupied at any time by the Company. In addition, to the best knowledge of the Company and the Stockholders, after due inquiry, there have been no such releases by any other parties and no such releases on, upon, or into any real property in the vicinity of any real property owned, operated or occupied at any time by the Company that, through soil or ground water contamination, may have come to be located on any real property owned, operated or occupied at any time by the Company.

4.23.4 Except as set forth in Disclosure Schedule 4.23.4 to be provided prior to, there are no PCBs or asbestos located at or on any real property owned, operated or occupied at any time by the Company.

4.23.5 Except as set forth in Disclosure Schedule 4.23.5 to be provided prior to, no environmental lien has attached to any property to be transferred to the Buyer under this Agreement.

4.23.6 True, complete, and correct copies of all Environmental Claims, environmental permits, waste disposal manifests, environmental sampling records and any environmental reports, audits, or assessments which have been conducted generally or received within the past three years at or relating to any Facility or any other real property owned, operated or occupied at any time by the Company which reports, audits or assessments are in the possession, custody, or control of the Company, have been delivered to the Buyer and a list of all such reports is included in Disclosure Schedule 4.23.6 to be provided prior to 4.23.7 Except as set forth in Disclosure Schedule 4.23.7 to be provided prior to, the Company is not a party or otherwise bound to any contract (excluding leases and insurance policies) under which the Company is obligated by or entitled to the benefits of any representation, warranty, indemnification, covenant, restriction or other undertaking concerning costs or liabilities associated with Environmental Laws.


4.23.8 Definitions.

(i)	For purposes of this Agreement, "Environmental Laws"
shall mean all federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases, or threatened releases of pollutants, Contaminants, chemicals, materials, wastes, or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority, including state laws imposing notice or remediation requirements in connection with the transfer of industrial establishments.

(ii)	For purposes of this Agreement, "Environmental Claims"
shall mean all accusations, allegations, governmental investigations or requests for information, notices of potential responsibility for response costs, notice of violations, liens, claims, demands, suits, or causes of action against the Company for any damage, including, without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include (A) violations of or obligations under any contract between the Company and any other person, (B) actual or threatened ddamages to natural resources, (C) claims for nuisance or its statutory equivalent, (D) claims for the recovery of response costs, or administrative or judicial orders directing the performance of/ investigations, response or remedial actions under any Environmental Laws, (E) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (F) claims for restitution, contribution, or indemnity, (G) fines, penalties, or liens of any kind against property, (H) claims for injunctive relief or other orders or notices of violation from federal, state, or local agencies or courts, and (1) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

(iii)	For purposes of this Agreement, "Environmental
Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

(iv)	For purposes of this Agreement, "Hazardous Substances"
shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including, but not limited to, any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive, and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, or waste waters.

4.24 Employee Benefit Plans.

4.24.1	Delivery of Copies of Relevant Information.

Disclosure Schedule 4.24.1 to be provided prior to contains a complete list of Employee Plans that cover or, after December 31, 1993, have covered employees of the Company (with respect to their relationship with the Company). True and complete copies of each of the following documents have been delivered by the Company to the Buyer: (i) each Welfare Plan, Pension Plan and Multi employer Plan (and, if applicable, related trust agreements) which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees and all annuity contracts or other funding instruments,

(ii) each Benefit Arrangement which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) including written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees (including descriptions of the number of employees currently covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service on each Pension Plan which is intended to be tax-qualified pursuant to Section
401 of the Code, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vi) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan which covers or, after December 31, 1993, has covered employees or former employees of the Company.

4.24.2 Representations.  Except as set forth in Disclosure
Schedule 4.24.2 to be provided prior to 	March 25, 1999, the Company
represents as follows: (i)In General. Each Employee Plan, each related trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1993, has covered employees or former employees of the Company (with respect to their relationship with the Company) presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, but not limited to, ERISA and the Code.

(ii) Pension Plans. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1993, has covered employees or former employees of the Company (with respect to their relationship with the Company) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. No Pension Plan is subject to Sections 412 of the Code or 302 of ERISA.

(iii)	Multi employer Plans.  There are no Multi employer Plans.

(iv)	Welfare Plans.

(1) None of the Company, any ERISA Affiliate or any
Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan except as may be required by Part 6 of Title I of ERISA.
(2)	Each Welfare Plan which covers or has covered
employees or former employees of the Company and which is a "group health plan," as defined in Section 607(l) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code and Proposed Regulations under
Section 162 of the Code at all times.

v) Employment.  Except as set forth on Disclosure
Schedule 4.24.2 to be provided prior to, and except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

(vi) Unrelated Business Taxable Income.  No Employee Plan
(or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

(vii)	Deductibility of Payments.  There is no contract,
agreement, plan or arrangement covering any employee or former employee of the Company (with respect to their relationship with the Company) or any other person that, individually or collectively, has provided or may provide for the payment by the Company of any amount (1) that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or (2) that is an "excess parachute payment" pursuant to Section 280G of the Code.


(viii) Foreign Subsidiaries and Employees.  There are no
Subsidiaries organized under the laws of or doing business in any country other than the United States, and none of the Employee Plans which covers any employee or former employee of the Company covers any person who is employed in any country other than the United States.

(ix) Fiduciary Duties and Prohibited Transactions. None of the Company or any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
Section 4975(c)(2) or (d) of the Code.

(x) Litigation. None of the Company, any ERISA Affiliate, or any Employee Plan that covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) is a party to any litigation relating to or seeking benefits under any Employee Plan.

(xi)	No Amendments.  Neither the Company nor any ERISA
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company (with respect to their relationship with the Company) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company).

(xii)	Coal Industry Retiree Health Benefits.  Neither the Company nor any
ERISA Affiliate has any liability, directly or indirectly, contingent or otherwise, under Code Sections 9701 through 9722 or with respect to the "United Mine Workers of America Combined Benefit Fund", established under Code Section 9702, any "individual employer plan", described in Code Section 9711, or the "1992 UMWA Benefit Plan", established under Code Section 9712.

(xiii) Insurance Contracts. No Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

(xiv)	No Other Material Liabilities.  No event has occurred
in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (1) under any statute, regulation or governmental order relating to any Employee Plan or (2) pursuant to any obligation of the Company to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

4.25	No Brokers.  The Company does not and will not have any
obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.
Any such fee payable by any Stockholder is solely the obligation of such Stockholder.



4.26 	No Other Agreements to Sell the Assets or Capital Stock of the
Company. None of the Company or any Stockholder has any legal obligation, absolute or contingent, to any other Person to sell or effect a sale of the capital stock of the Company (except as set forth in Disclosure Schedule 4.1) or to effect any merger, consolidation or the reorganization of the Company or to enter into any agreement or cause the entering into of an agreement with respect thereto, other than as set forth herein.

4.27 Books and Records. The Company has made and kept (and given the Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. None of the Stockholders or the Company has engaged in any material transaction, maintained any bank account or used any corporate funds in connection with the business of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

4.28 Americans With Disabilities Act Compliance. The Facilities have been constructed and maintained in accordance and full compliance with the ADA. The Company has not received any notice to the effect that, or otherwise been advised that, the Facilities are not in compliance with the ADA, and the Company has no reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violation of the ADA. No representation or warranty is being made herein regarding the subject matter hereof which may arise or otherwise occur as a result of any alterations, changes or additions of any nature made to any of the Facilities by the Buyer.

4.29 Material Misstatements or Omissions. No representations or warranties by the Company or any Stockholder in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

4.30 Investments. The Company does not own or have the right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity, other than (i) non-controlling investments made in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business, and (ii) other investments of less than $10,000 in the aggregate.

4.31	Insider Interests.  Disclosure Schedule 4.31 to be provided prior to sets forth all material contracts, agreements with and other obligations to officers, directors, employees or shareholders of the Company and their affiliates. Except as set forth in Disclosure Schedule 4.31, no officer, director or shareholder of the Company, and no entity controlled by any such officer, director or shareholder, and no relative or spouse who resides with any such officer, director or shareholder (i) owns, directly or indirectly, any material interest in any Person that is or is engaged in business, other than on an arm's-length basis, as a competitor, lessor, lessee, customer or supplier of the Company or (ii) owns, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business.

4.32	Securities Act of 1933.  Each Stockholder represents and warrants that he is purchasing the Buyer Stock for investment purposes, solely for his own account and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Stockholder's right at all times to sell or otherwise dispose of all or any part of the Buyer Stock pursuant to a registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

ARTICLE 5 "ARTICLE 5"

REPRESENTATIONS AND WARRANTIES OF THE BUYER TO "REPRESENTATIONS AND WARRANTIES OF THE BUYER"

The Buyer hereby represents and warrants to the Stockholders as follows:

5.1 Organization of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

5.2 Authorization. The Buyer has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated hereby.
This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or bylaws of the Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Buyer is a party, which breach or default could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer or its ability to consummate the transactions contemplated hereby or
(c) a violation by the Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer, or its ability to consummate the transactions contemplated hereby.

5.4 Consents and Approvals.  Except as set forth on Disclosure
Schedule 5.4 to be provided prior to, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.5 No Brokers. Any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby is solely the obligation of the Buyer.

5.6 Securities Act of 1933. Buyer represents and warrants that it is purchasing the Shares for investment purposes, solely for its own account or the account of an Affiliate and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Act that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Buyer's right at all times to sell or otherwise dispose of all or any part of the stock of the Company pursuant to a registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

ARTICLE 6 TO "ARTICLE 6"

COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND THE BUYER TO
"COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND THE BUYER"
The Stockholders, the Company and the Buyer covenant and agree with each other as follows:

6.1 Further Assurances:

6.1.1 Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all actions necessary to satisfy the conditions to Closing set forth in Articles 7 and 8 hereof, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and
(iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases; provided, however, that the Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals without the written consent of the Buyer, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby,
(v) to give all notices to, and make all registrations and filings with third parties, including, without limitations, submissions of information requested by governmental authorities and (vi) to fulfill all conditions to this Agreement. The Stockholders and the Company will promptly commence all action required under this Section 6. 1.

6.1.2	The Stockholders and the Buyer agree to furnish or cause to
be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Company as is reasonably necessary to respond to notices or audit requests, for the preparation of any return with respect to Taxes or claims for refund, and for the prosecution or defense of any claims, suit or proceeding relating to any proposed adjustment with respect to Taxes.

6.2	Conduct of Business.  From the date hereof through the Closing, the Stockholders shall, except as contemplated by this Agreement, or as consented to by the Buyer in writing, cause the Company to be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, and, with respect to the Company, the Stockholders shall not, except as specifically contemplated by this Agreement, as set forth in Disclosure Schedule 6.2 or as consented to by the Buyer in writing:

(a) change or amend the Organizational Documents of the Company;

(b) enter into, extend, materially modify, terminate or renew any Lease or any Contract requiring expenditures, except modifications, extensions or renewals of Contracts in the ordinary course of business and for an amount less than $20,000;

(c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will maintain, dispose of and sell Inventory consistent with past practices;

(d) incur any liability for indebtedness for borrowed money in excess of $20,000, guarantee the obligations of others in excess of $20,000, indemnify or agree to indemnify others for amounts in excess of $20,000 or, except in the ordinary course of business and for an amount less than $20,000, incur any other liability;

(e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described on the Disclosure Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee of the Company or pay, any benefit not required by any existing Employee Plan or policy, other than as set forth in Disclosure Schedule 6.2;

(ii) make any change in the key management structure of the Company, including, without limitation, the hiring of additional officers or the termination of existing officers;

(iii)	adopt, enter into or amend any Employee Plan,
agreement (including, without limitation, any collective bargainiing or employment agreement),trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations; or

(iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof or acquire any Subsidiary;

(g) willingly allow or permit to be done any act by which any of the Insurance Policies may be suspended, impaired or canceled;

(h) enter into, renew, modify or revise any agreement or transaction relating to the Company with any of its or their affiliates;

(i) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Company's past practice) inoperable, worn-out or obsolete or destroyed Assets;

(j) make any loans or advances relating to the Company to any partnership, firm, individual, or corporation, except for expenses incurred in the ordinary course of business consistent with past practice and for amounts less than $20,000;

(k) fail to comply in all material respects with all Regulations applicable to the Company and the Assets;

(l) change any of the GAAP or Tax accounting methods or practices of the Company as historically applied or make any new elections or change any existing elections with respect to Taxes;

(m) intentionally do any other act which would cause any representation or warranty of the Company or the Stockholders in this Agreement to be or become untrue, or any covenant in this Agreement to be breached, in any material respect;

(n) fail to use reasonable efforts consistent with past business practice to (i) maintain the Company so that the services of its officers, employees, consultants and agents will remain available to it on and after the Closing Date, (ii) maintain existing relationships with suppliers, customers and others having business dealings with the Company and (iii) otherwise preserve the goodwill of the business of the Company so that such relationships and goodwill will be preserved on and after the Closing Date;

(o) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;

(p) except as set forth in Disclosure Schedule 6.2 to be provided prior to, declare, set aside for payment or pay any dividend or distribution in respect of any capital stock of the Company, redeem, purchase or otherwise acquire any of the Company's equity securities, pay any bonus, fee or other payment or otherwise transfer any of the Assets to or on behalf of any Stockholder of the Company or any Affiliate of the Company, including, without limitation, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing as an employee of the Company; or

(q) fail to comply with all applicable filing, payment, withholding, collection and record retention obligations under all applicable federal, state, local or foreign Tax laws.

6.3 Records.  The Company shall have prepared and made available
(or, in the case of a portion of a period ending on the Closing Date, will prepare and make available before the Closing) to the Buyer all of the Company's books and working papers that clearly demonstrate the income and activities of the Company for any period or any portion of a period ending on or prior to the Closing Date.

6.4 Access of the Buyer. The Company shall allow the Buyer, its counsel, accountants, and other representatives, during regular business hours to make such inspection of the Assets and to inspect and make copies of Contracts, Books and Records or other information requested by the Buyer and related to the operation of the business of the Company, including historical financial information concerning the business of the Company. The Company shall furnish to the Buyer promptly upon request (i) all such additional documents and information with respect to the affairs of the Company relating to its business or (ii) access to Personnel and to the Company's accountants and counsel as the Buyer or its counsel or accountants may from time to time reasonably request and shall instruct such Personnel, accountants and counsel to cooperate with the Buyer, and to provide such information as the Buyer and such representatives may request, in all cases only to the extent the foregoing relate to the subject matter of this Agreement.

6.5 Environmental. Prior to the Closing, the Buyer shall have the right, at its sole cost and expense, to (i) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Property and the Owned Real Property and to conduct such other procedures as may be recommended by an environmental consultant engaged by the Buyer based on its reasonable professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance; and
(iii) inspect all buildings and equipment at the properties of the Company, including, without limitation, the visual inspection of the physical plant for asbestos-containing construction materials; provided, however, that in each case, such tests and inspections shall be conducted only (x) during regular business hours and (y) in a matter that will not unduly interfere with the operation of the business of the Company and/or the use of, access to or egress from the properties of the Company.

6.6 Financial Statements.  The Company shall provide the Buyer with
(i) an unaudited balance sheet and the related statements of income, Stockholders' equity and cash flows for each calendar month between the date of this Agreement and the Closing Date within 30 days after the end of each month and (ii) an audited balance sheet and related statement of income as of and for January and February, 1999, on or before March 15, 1999, and accompanied by the report of the Company's certified independent public accountants. Such financial statements shall (i) be in accordance with the books and records of the Company and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly, as of the respective dates thereof or the periods covered thereby, as applicable, the financial position, Stockholders' equity, cash flows and results of operations of the Company.

6.7 Notification of Certain Matters. Between the date of this Agreement and the Closing, the Company and/or the Stockholders, as applicable, shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Company or any Affiliate, officer, director, employee, agent or Stockholder of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. During the same period, the Stockholders and/or the Company shall promptly notify the Buyer of the occurrence of any breach of the Stockholders or the Company of any covenant in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely and Buyer shall promptly notify the Stockholders or the Company of the occurrence of any such breach or event that comes to their attention. Should any such fact or condition require any change in any Disclosure
Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Stockholders will promptly deliver to the Buyer a supplement to the Disclosure Schedule specifying such change; provided, however, that such delivery shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

6.8 No Mergers, Consolidations, Sale of Stock Etc. None of the Company or the Stockholders will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Company's capital stock or the merger of the Company with, or any direct or indirect disposition of a significant amount of the Assets or the business of the Company to, any person other than the Buyer or its affiliates, or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.


In the event that the Company or any Stockholder, or any of their respective Affiliates, receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, the Company will provide the Buyer with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party.

6.9 Landlord Consents. If (and only if) required by a Lease and requested by the Buyer with respect to each Facility Lease, the Stockholders shall use their best efforts to obtain a consent for each such Lease prior to the Closing Date. The Stockholders shall send requests for the consents in such manner as required by each Lease and shall promptly thereafter provide the Buyer with copies of such requests along with proof of mailing. The Buyer shall permit the Stockholders to provide any landlord, at such landlord's written request, with the Buyer's financial statements, provided the landlord covenants in writing to keep the information in such financial statements confidential.

6.10 Payment of Indebtedness by Affiliates.   Each Stockholder will
cause all indebtedness owed to the Company by such Stockholder or any other Affiliate of such Stockholder to be paid in full on or prior to Closing.

6.11 Preparation of Schedules. The Company and the Stockholders promptly shall prepare the Disclosure Schedules to be delivered to Buyer under this Agreement .

ARTICLE 7 TO "ARTICLE 7"

CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS TO "CONDITIONS TO THE
STOCKHOLDERS' OBLIGATIONS"

The obligations of the Stockholders to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Stockholders in accordance with Section 11.5 hereof:

7.1 Representations, Warranties and Covenants. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and the Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

7.2 No Injunction. No injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

7.3 Opinion of Counsel. The Buyer shall have delivered to the Stockholders an opinion or opinions of counsel to the Buyer, dated as of the Closing Date.

7.4 Certificates. The Buyer will furnish the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholders.7.5 Corporate Documents. The Stockholders shall have received from the Buyer resolutions adopted by the board of directors of the Buyer approving this Agreement and the transactions contemplated hereby, certified by the Buyer's corporate secretary.

7.6 Employment Agreements. At the Closing, the Buyer shall have entered into an Employment Agreement with Paul Miano whereby Mr. Miano will serve as Vice President of Buyer's Mobile Laser Services division.

7.7 Leases. At the Closing, Buyer shall have entered into leases for a minimum of two (2) Candela GentleLase lasers and two (2) one-ton vans for use in the development of the Origyn(concept).

7.8	Appointment as Board Member; Directors' Insurance.  At the
Closing, Buyer shall appoint Paul Miano to serve as a member of Buyer's board of directors, and shall have in place an errors and omissions insurance policy covering all members of the board of directors, including Mr. Miano against liability arising out of service as a director of Buyer.

ARTICLE 8 TO "ARTICLE 8"

CONDITIONS TO THE BUYER'S OBLIGATION "CONDITIONS TO THE BUYER'S
OBLIGATION"

The obligations of the Buyer to consummate any of the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions each of which may be waived by the Buyer in accordance with Section 11.6 hereof:

8.1 Representations, Warranties and Covenants. All representations and warranties of each of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and (except with respect to and to the extent of actions expressly permitted under Article 6 hereof) as of the Closing Date as though made on the Closing Date, and the Company and the Stockholders shall have performed all agreements and covenants required hereby to be performed by any of them prior to or at the Closing Date.

8.2 Consents; Regulator Compliance and Approval. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Company by the Buyer (including, without limitation, all required third party consents shall have been obtained).
The Buyer shall be reasonably satisfied that all approvals required under any regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all regulations applicable to the acquisition contemplated hereby. The Stockholders shall have provided the Buyer with a clearance certificate or similar document(s), if any, which may be required by any state taxing authority in order to relieve the Buyer of any obligation to withhold any portion of the payments to the Stockholders pursuant to this Agreement.


8.3 No Governmental Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing the transactions contemplated by this Agreement, that (i) questions the validity or legality of the transactions contemplated hereby, (ii) could reasonably be expected to have a Material Adverse Effect, or (iii) seeks to enjoin consummation of the transactions contemplated hereby or could reasonably be expected to cause any of the transaction contemplated by this Agreement to be rescinded following consummation.

8.4 Due Diligence and Disclosure Schedules. Buyer shall be satisfied, in its sole discretion, with the results of its due diligence examination of the Company, including, without limitation, the information and materials disclosed to Buyer pursuant to the Disclosure Schedules to be provided under this Agreement and its due diligence review of the Company's financial statements and financial condition.

8.5 No Injunction. No Injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

8.6 Opinion of Counsel. The Stockholder shall have delivered to the Buyer an opinion or opinions of counsel to the Stockholders, dated as of the Closing Date.

8.7 Audited Financial Statements. Buyer shall have received the audited balance sheets and related statements of income as of and for the years ended December 31, 1996, December 31, 1997, and December 31, 1998, together with the report of the Company's certified independent public accountants at the times stated in Section 6.6.

8.8 Certificates. The Stockholders will have furnished the Buyer with such certificates of the officers of the Company and others to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by the Buyer.

8.9 Liens. If and as requested by Buyer, all liens upon any of the Assets shall have been terminated and released.

8.10 Resignation of Officers and Directors. Each officer and director of the Company designated by Buyer shall have resigned from such position.

ARTICLE 9 T0 "ARTICLE 9"

COVENANTS NOT TO COMPETE TC "COVENANTS NOT TO COMPETE"

9.1 Non-Competition Each Stockholder covenants and agrees, that for a period of five (5) years after the Closing Date, Stockholder shall not, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, engage in, own or hold any ownership interest in any business other than the Company which (i) is the same as or similar to the business of the Company or any Subsidiary or Affiliate. Stockholder shall not act as an officer, director, shareholder, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person or entity. For purposes of this Subsection 9.1, any businesses owned or operated by the Company shall include any businesses operated or owned by a Subsidiary or Affiliate of the Company, any successor entity to the Company, and any entity in which the Company has an interest, including but not limited to, an interest as franchisor. The term Proposed Business shall include all locations for which the Company is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a business thereon or for which the Company is negotiating in good faith an acquisition.

9.2 Non-Interference. Each Stockholder covenants and agrees that for a period of five (5) years after the Closing Date, Stockholder shall not:

(a) purposefully interfere or attempt to interfere with any of the contracts, business relationships, or advantages of the Company or its Subsidiaries or Affiliates (regardless of whether these contracts are in writing or verbal) existing and in effect as of the Closing Date;

(b) solicit for employment, either directly or indirectly, for himself/herself or for another, any of the technical or professional employees employed by the Company or any Subsidiary or Affiliate of the Company at the Closing Date or within six (6) months prior thereto;

(c) purposefully interfere with the business relationship of or solicit the business or orders of (i) a customer of the Company or any Subsidiary or Affiliates of the Company existing as of the Closing Date or during a period of sixty (60) days prior to the Closing Date, or (ii) a prospective or potential customer of the Company or any Subsidiary or Affiliate of the Company to whom the Company or a Subsidiary or Affiliate of the Company has submitted a formal quotation within the past one year prior to the Closing Date, or that has been previously listed or identified as a bona fide business prospect at any time during the eighteen
(18) months preceding the Closing Date;

(d) use the Company's or any of its Subsidiary's or Affiliate's internal business or operations data or information in a damaging or derogatory manner that would potentially hinder the Company's or any of its Subsidiary's or Affiliate's relationship with its customers; or

(e) use material copyrighted, trademarked, patented, or developed by or for the Company or any Affiliate or for any of the customers of the Company or any Subsidiary or Affiliate of the Company.

9.3	Survival of Covenants and Obligations.  Each Stockholder
specifically understands and agrees that his covenants and obligations under
Article 9 of this Agreement continue for the periods of time set forth therein and do not, under any circumstances or for any reason, cease upon the Closing Date.




9.4 Reasonableness of Covenants; Reformation. If any of the covenants set forth in the this Article 9 are determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or un-enforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, which shall continue in fulll force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Company now transacts any business.

9.5 Remedies for Breach. The Stockholders acknowledge that (a) the provisions of Section 9.1 and 9.2 of this Article 9 are reasonable and necessary to protect the legitimate interests of the Buyer, and (b) any violation of Section 9.1 or 9.2 of this Article 9 will result in irreparable injury to the Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Buyer for such a violation. Accordingly, the Stockholders agree that if the provisions of Section 9.1 or 9.2 of this Article 9 are violated, in addition to any other remedy which may be available in equity or at law, the Buyer shall be entitled to specific performance and injunctive relief and without the necessity of proving actual damages.

9.6 Governing Law. This Article 9 shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida without reference to its choice of law provisions.

ARTICLE 10 "ARTICLE 10"

ACTIONS BY THE STOCKHOLDERS AND THE BUYER
AFTER THE CLOSING "ACTIONS BY THE STOCKHOLDERS AND THE BUYER"

10.1 Books and Records. The Stockholders and the Buyer agree that each will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and Personnel (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are related to the business of the Company and that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or Personnel for any reasonable business purpose. The party requesting any such Books and Records, information or Personnel shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or Personnel.

10.2 Survival Representations, Etc. All of the representations and warranties made by each party in this Agreement or in any attachment, Exhibit, Disclosure Schedule, certificate, document or list attached to this Agreement shall survive the Closing for the period ending five (5) years after the Closing (and claims based upon or arising out of such representations and warranties may be asserted at any time before such date); provided, however, that (i) the representations and warranties set forth in Sections 4.17, 4.23 and 4.24 hereof shall survive until the expiration of the applicable statute of limitations (with extensions), and
(ii) the representations and warranties set forth in Section 4.1.2 shall survive in perpetuity with respect to the matters addressed in such sections. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

10.3 Indemnification.

10.3.1 By the Stockholders.

(i) The Stockholders, jointly and severally, shall indemnify, save and hold harmless the Buyer, its Affiliates and Subsidiaries, and its Representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

(A) any breach of any representation or warranty or the inaccuracy of any representation, made by the Company or any Stockholder in or pursuant to this Agreement;

(B) any breach of any covenant or agreement made by the Company or any Stockholder in or pursuant to this Agreement;

(C) the operations of the Company prior to the Closing Date;

(D) all Environmental Claims disclosed or required
to be disclosed under Section 4.23 hereof.(ii)	The Stockholders, jointly
and severally, shall indemnify, save and hold harmless the Buyer, its Affiliates and subsidiaries, and its Representatives, on an after-tax basis from and against any and all Taxes, and any and all Damages related to Taxes, of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (and for any Tax year beginning before and ending after the Closing Date, for the portion of such year ending on the Closing Date), including Taxes of any Person for which the Company may be liable under Reg. (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
(iii) All payments to be made pursuant to this Section 10.3.1 shall be paid promptly by the Stockholders.

10.3.2 By the Buyer. The Buyer shall indemnify, save and hold harmless the Stockholders and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to
(i) any breach of any representation or warranty or the inaccuracy of any representation, made by the Buyer in or pursuant to this Agreement and (ii) any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement. All payments to be made pursuant to this Section 10.3.2 shall be paid promptly by the Buyer.


10.3.3 Mediation and Arbitration. It is understood and agreed between the parties hereto that any and all Indemnity Claims of any nature whatsoever, other than Indemnity Claims relating to Taxes, arising out of, in connection with, or in relation to (i) the interpretation, performance or breach of this Article 10, or (ii) the arbitrability of any Indemnity Claims under this Article 10, shall be resolved in accordance with a two-step dispute resolution process administered by American Arbitration
Association ("AAA") involving, first, mediation before a retired judge from the AAA panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another AAA panel of three persons.

(i) Mediation. In the event any Indemnity Claim is not resolved by an informal negotiation between the parties hereto, within 30 days after the party against whom an Indemnity Claim is asserted receives written notice that an Indemnity Claim exists, the matter shall be referred to the
Orlando, Florida, offices of AAA for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the
Indemnity Claims. The parties shall select a mutually acceptable neutral from among the AAA panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of AAA will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Indemnity Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) 180 days have elapsed since the Indemnity Claim was first scheduled for mediation.
(ii)	Arbitration.  Should any Indemnity Claims remain after the
completion of the mediation process described above, each party hereto agrees to submit all remaining Indemnity Claims to final and binding arbitration administered by AAA in accordance with the then existing AAA Arbitration Rules. Neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that such prior written consent shall not be required when an obligation to disclose arises under applicable laws or governmental regulations or pursuant to a subpoena or other legal process. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph (ii). The arbitrators shall apply the substantive law (and the law of remedies, if applicable) of the state of Florida, or federal law, or both, as applicable. The arbitrators are without jurisdiction to apply any different substantive law. The arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrators shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof. Any proceedings held by the arbitrators shall be held within the city of Orlando, Florida or at such other location mutually acceptable to the parties hereto. (iii) Additional Remedies. Adherence to this dispute resolution process shall not limit the parties' right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.


Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Indemnification Claims arising out of or relating to this Article 10.
(iv)	Continuation of Performance.  Unless otherwise agreed
in writing, the Buyer and the Stockholders shall continue to perform their respective obligations under this Agreement during any mediation, arbitration or court proceeding.

10.3.4 Defense of Claims. If a claim for Damages (an "Indemnity Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2 hereof, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual prejudice caused by such failure. After such notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, provided that the indemnifying party shall have the opportunity to advise and comment on the Indemnity Claim. The indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.
The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

10.3.4 Product Liability and Product Warranty. The provisions of this Section 10.3 shall cover all liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, product warranties, litigation (to the extent not covered by insurance) or claims against the Buyer, the Company or the Stockholders (other than liabilities or claims against any Person acquired by the Buyer or the Company after the Closing) in connection with, arising out of, or relating to products sold or shipped or services performed by the Buyer, the Company or the Stockholders, respectively (other than liabilities or claims against any Person acquired by the Buyer or the Company after the Closing).

10.3.5 Brokers and Finders. Pursuant to the provisions of this Section 10.3, each of the Buyer and the Stockholders shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party (and in the case of the Stockholders, if due or payable from or by the Company), or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

10.3.6 Representatives. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

10.3.7 Damages. As used in this Section 10.3, the term "Damages" shall have the following meanings: (i) with reference to the obligation of the Stockholders to indemnify the Buyer, "Damages" shall mean any and all costs, losses, Taxes, liabilities, obligations, damages, including payments made pursuant to this Article 10, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations of the Company, damages to the environment, reasonable attorneys' fees, all amounts which would constitute Damages but for payments received under any insurance policy the premium for which has been paid by any Person that is an Affiliate of the Buyer, other than the Company, and all amounts paid in investigation, defense or settlement of any of the foregoing; and (ii) with reference to the obligation of the Buyer to indemnify the Stockholders, "Damages" shall mean any and all costs, losses (including, without limitation, diminution in value), Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against the Stockholders or the Buyer, but includes
Damages incurred or sustained by the Stockholders or the Buyer in the absence of third-party claims. Payments by the Buyer of amounts for which the Buyer is indemnified hereunder, and payments by the Stockholders of amounts for which the Stockholder are indemnified, shall not be a condition precedent to recovery.

10.3.8 In the event of any conflict between the rights and procedures set forth in Sections 10.3.4 and 10.3.5 and Section 10.4.3,
Section 10.4.3 shall control.

10.4 Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Company on the one hand and the Stockholders on the other hand for certain tax matters following the Closing:

(a) For any Tax years ending on or before the Closing Date, the Buyer shall prepare or cause to be prepared all Tax Returns for the Company which are required to (or pursuant to an extension may) be filed after the Closing Date. Subject to the requirements of applicable law, each such Tax Return shall be prepared in a manner consistent with the Company's past practices. Each income Tax Return of the Company shall be submitted to the Stockholders at least 30 days prior to the due date (including any extension thereof) for filing such Tax Return, and the Company shall permit the Stockholders to make comments on each such Tax Return prior to the filing thereof. Buyer shall file timely or cause to be filed timely such Tax Return.

(b)	The Buyer, the Company, the Stockholders shall cooperate
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include provision of appropriate powers of attorney or similar authorizations, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to Tax matters pertinent to the Company relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Stockholders reasonable written notice prior to transferring, destroying or discarding any such book and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Stockholders so requests in the event of any proposed destruction or discarding of the books and records, the Company shall allow the Stockholders to take possession of such books and records. Buyer and the Stockholders shall, upon request, use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Each party shall pay its own expenses incurred in complying with this
Section 10.4(b).

(c) The Stockholders shall, at their expense, be entitled to control any Tax audit of the Company to the extent such audit affects or may affect the amount or character of income, gain or loss includible by any of the Stockholders for periods or portions thereof ending on or before the Closing Date. The Buyer shall control all Tax audit issues of the Company that the Stockholders are not entitled, or do not elect, to control.

10.5 Working Capital Commitments.  Provided that prior to December
31, 2000, Buyer has raised capital of not less than $3 million net, Buyer agrees to provide to the Company for working capital purposes up to One Million Dollars ($1,000,000) of the proceeds from Buyer's capital raising.

10.6 Lease of Additional Equipment. Following the Closing, Buyer shall lease additional Candela GentleLase lasers and one-ton vans as needed in Buyer's sole determination, for the development of additional regional business units ("RBU's")of the Company.

10.7 Annual Bonuses. Following the Closing, Buyer agrees to pay to the management team ("MT") of the Company annual cash bonuses equal to five percent (5%) of the pre-tax net income of the Company's mobile cosmetic laser centers for those centers which contribute to the pre-tax income. For purposes of this Section 10.7, the MT shall consist of Paul Miano, Fred Harris, J.T. Lin and one manager from each of the centers.


10.8	Other Commitment.  Buyer commits to fund the "initial start up cost" of the Orlando RBU estimated to be approximately twenty-five thousand dollars ($25,000) (for six months overhead).

ARTICLE 11 "ARTICLE 11"

MISCELLANEOUS "MISCELLANEOUS"

11.1	Termination.

11.1.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to Closing: (i) By mutual written consent of the Buyer and the Stockholders; (ii) By the Buyer or the Stockholders if the Closing shall not have occurred on or before, 1999; provided, however, that this provision shall not be available to the Buyer if the Stockholders have the right to terminate this Agreement under clause (iv) of this Section 11.1.1, and this provision shall not be available to the Stockholders if the Buyer has the right to terminate this Agreement under clause (iii) of this
Section 11.1.1; (iii)By the Buyer if there is a material breach of any representation or warranty set forth in Article 4 hereof or any material covenant or agreement to be complied with or performed by the Company or the Stockholders pursuant to the terms of this Agreement or the failure of a condition set forth in Article 8 to be satisfied (and such condition is not waived in writing by the Buyer) on or prior to the Closing Date, or the occurrence of any event that results or could reasonably be expected to result in the failure of a condition set forth in Article 8 to be satisfied on or prior to the Closing Date; provided, however, that the Buyer may not terminate this Agreement prior to the Closing if the Stockholder has not had an adequate opportunity to cure such failure; or (iv) By the Stockholders if (a) there is a material breach of any representation or warranty set forth in Article 5 hereof or of any material covenant or agreement to be complied with or performed by the Buyer pursuant to the terms of this Agreement, or (b) the failure of a condition set forth in Article 7 to be satisfied (and such condition is not waived in writing by the Stockholders) on or prior to the Closing Date, or the occurrence of any event which results or could reasonably be expected to result in the failure of a condition set forth in Article 7 to be satisfied on or prior to the Closing Date; provided, however, that the Stockholders may not terminate this Agreement prior to the Closing Date if the Buyer has not had an adequate opportunity to cure such failure.

11.1.2 Termination after Closing.  This Agreement may be terminated after
the Closing as follows: (a)	by the Buyer and the Stockholders if the Buyer
Stock is nnot included for quotation and publicly traded on the National Association of Securities Dealer's ("NASD") Over-the-Counter Bulletin Board Service ("OTCBBS") on or before December 31, 1999, unless extended by the
mutual agreement of the parties; (b)	by Buyer if on or before twelve
(12) months following the Closing the Company has failed to (i) achieve a pre-tax profit of not less than One Hundred Thousand Dollars ($100,000) or
(ii) establish a minimum of three (3) mobile modules.

11.1.3 In Event of Termination.  In the event of termination of this
Agreement: (i)Subject to clause (ii), the Company and the
Stockholders will refund all Buyer Compensation Stock paid by Buyer as of the date of Termination and the Escrow Agent with disburse to the Buyer the Second Payment Stock and the Preferred Payment Stock;
(ii)	Any amounts invested in the Company by Buyer as working capital shall be converted into voting common stock of the Company at the rate of a ten percent (10%) equity interest, on a fully diluted basis, for each
$100,000 invested by the Company, up to a forty-nine percent
(49%) maximum equity investment by Buyer resulting from conversion of a
$490,000 working capital investment.  Any working capital in excess of
$490,000 invested by Buyer shall be repaid to the Buyer promptly following
termination of this Agreement;(iii)	Each party will redeliver all documents,
work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;
(iv) No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and
(v) In the event that this Agreement shall be terminated pursuant to
Section 11.1.1(i) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. The termination of this Agreement except pursuant to Section

11.1.1(i) shall not affect the right of any party to bring an action for breach of this Agreement.

11.2 Repurchase Option.  If at any time following the time the Buyer's
Stock first becomes eligible for quotation and is included in the NASD's OTCBBS, , (i) the Buyer Stock (or the surviving corporation's stock, in the event the Buyer is merged with and into another corporation) trading price falls below sixty percent (60%) of the initial OTCBB trading price price for the Buyer Stock (or the price at which the Buyer or surviving corporation stock is trading immediately following the closing of the merger with a OTCBBS traded corporation) and remains below such sixty percent
(60%) threshold trading price for a period of ninety (90) consecutive trading days and (ii) Buyer does not issue additional shares of Buyer Stock or propose some other alternative reasonably acceptable to the Stockholders and the Company, then Stockholders and the Company may repurchase fifty-one percent (51%) of the total Shares purchased by Buyer by refunding fifty-one percent (51%) of the Compensation Stock issued and delivered to the Stockholders and the Company. Those shares issued but not delivered will all be retained by the Buyer.

11.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that the Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by the Buyer) or subsidiaries of the Buyer or to a successor in interest to the Buyer which shall assume all obligations and liabilities of the Buyer under this Agreement; provided, however, that no such assignment shall release Buyer from its obligations hereunder. Subject to the foregooing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement.


11.4	Notices; Transfer of Funds.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Buyer, addressed to: Surgilight,Inc.
					7055 University Blvd. Winter Park, FL  32792
					Attention:  President  Fax:  407- 657-7118

With copies to:			Grocock & Abramson
					126 E. Jefferson Street, Suite 200,Orlando,
FL 32801
					Attention: J Bennett Grocock
Fax:407-425-0032

If to the Stockholders:	 	Paul Miano



If to the Company:		Advanced Marketing Technologies, Inc.
					540 N.E. 8th Street , Fort Lauderdale, FL
33304
					Attention: President


or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

11.5	Choice of Law; Service of Process.  This Agreement shall be
construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida without reference to its choice of law provisions, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.


11.6	Submission to Jurisdiction.  Subject to the provisions of
Section 11.5 hereof, each party to this Agreement hereby submits to the non-exclusive jurisdiction of the United States District Courts for the Middle District of Florida, Orlando Division and of any Florida State court sitting in Orlando, Florida, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.



11.7	Entire Agreement, Amendments and Waivers.  This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.8	Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

11.9	Expenses.  Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

11.10	Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.11 Titles; Gender. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and aarenot intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.12 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties. The Buyer or the Stockholders may, at their discretion, issue or make an appropriate press release or public announcement after the execution and delivery of this Agreement following consultation with the other party.

11.13	Burden and Benefit.  This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement.

11.14	Cumulative Remedies.  Except as otherwise provided in Section
10.5 hereof, all rights
and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.15	WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

"BUYER"
SURGILIGHT, INC.

By:  /s/  J.T. Lin,
------------------
 J. T. Lin , President

"STOCKHOLDERS"
    "COMPANY"
ADVANCED MARKETING TECHNOLOGIES, INC.
By: /s/ Paul Miano
 -----------------------
  Paul Miano, President and Chief Executive Officer



































AGREEMENT FOR PURCHASE OF SHARES by and among
SURGILIGHT, INC. as the "Buyer", THE SHAREHOLDERS NAMED ON
THE SIGNATURE PAGES HEREOF as the "Stockholders", and
EMX, INC. as the "Company"
Dated: March 30, 1999

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

ARTICLE 2	PURCHASE AND EXCHANGE OF STOCK

ARTICLE 3	CLOSING

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND
            THE COMPANY

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF THE BUYER

ARTICLE 6	COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND THE BUYER

ARTICLE 7	CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

ARTICLE 8	CONDITIONS TO THE BUYER'S OBLIGATION

ARTICLE 9	COVENANTS NOT TO COMPETE

ARTICLE 10	ACTIONS BY THE STOCKHOLDERS AND THE BUYER	34

ARTICLE 11	MISCELLANEOUS

AGREEMENT FOR PURCHASE OF SHARES

This Agreement for Purchase of Shares ("'Agreement"), dated as of March 30, 1999, is by and among SURGILIGHT, INC., a Delaware corporation (the "Buyer"), the shareholders named on the signature pages hereof (individually, a "Stockholder," and collectively, the "Stockholders") and EMX, INC., a Florida corporation (the "Company").

BACKGROUND

A. The Stockholders own one hundred percent (100%) of the issued and outstanding capital stock of the Company, on a fully diluted basis, assuming exercise of all outstanding options.

B. The Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to the Buyer, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company on a fully diluted basis for the consideration and on the terms and conditions contained herein (the "Stock Purchase").

C. Buyer, the Stockholders and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.



TERMS OF AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference. "ADA" shall mean the Americans with Disabilities Act of 1990. "Affiliate" shall have the meaning set forth in the Securities
Exchange Act of 1934, as amended, and the rules and regulations thereunder. "Assets" shall mean all of the Company's right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or in which the Company has any interest whatsoever, including, without limitation, all of the Company's right, title and interest in the following:
(a) all accounts and notes receivable, refunds or deposits and prepaid expenses (including, without limitation, any prepaid insurance premiums);
(b) all cash and cash equivalents;
(c) all Contract Rights;
(d) all Leases; (e)all Leasehold Estates;
(f) all Leasehold Improvements;
(g) all Owned Real Property;
(h) all Fixtures and Equipment;
(i) all Inventory;
(j) all Books and Records;
(k) all Intellectual Property Rights;
(l) all Claims;
(m) all Insurance Policies;
(n) all Permits;
(o) all computers and software and software licenses;
(p) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records of the Company; and guaranties made by suppliers in connection with the Assets or services furnished to the Company.

"Un-Audited Financial Statements" shall mean (i) the Company's un-audited balance sheets from the inception of the Company through March 31, 1999, and the related statements of income, shareholders' equity, and cash flows for each of the three fiscal years then ended and accompanied by the report of the Company's certified independent public accountants. "Balance Sheet Date" shall mean February 28, 1999.
"Balance Sheet" shall mean the balance sheet of the Company, ttogether with the notes thereto, dated the Balance Sheet Date.
"Benefit Arrangement: shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not a Welfare Plan, Pension Plan or Multi employer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (iii) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities). "Books and Records" shall mean all books, records, lists, ledgers, files, reports, plans, drawings and operating records of any kind pertaining to the Company, including, without limitation, all corporate and tax books and records of the Company.
"Buyer Stock" shall mean shares of the Buyer's common stock, par value $0.0001 per share. "Claims" shall mean all claims, causes of action, chooses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity arising out of or relating to the Assets or relating to the Company. "Code" shall mean the Internal Revenue Code of 1986, as amended. "Company Stock" shall mean the issued and outstanding shares of common stock in the Company, par value $0.00 per share. "Contract" shall mean any of the agreements, contracts, Leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments to which the Company is a party or to which any of the Assets are subject, whether oral or written, express or implied. "Contract Rights" shall mean all of the Company's rights and obligations under each Contract.
"Disclosure Schedules" shall mean the schedules executed and delivered by the Company and Stockholders to the Buyer which set forth any exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement. Unless otherwise specified, each reference in Article 4 to any numbered section is a reference to that numbered section which is included in the Disclosure Schedules.
The Disclosure Schedules will be attached collectively to this Agreement. "Employee Plans" shall mean all Benefit Arrangements,
Multi employer Plans, Pension Plans and Welfare Plans. "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other rights of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future and any contingent sale or other title retention agreement or lease in the nature thereof. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 414(b) or (c) of the Code. "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities owned or leased by the Company. "Facility Leases" shall mean all of the Leases of Facilities. "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, Vehicles and other tangible personal property owned by the Company and located in, at or upon the Facilities as of the Balance Sheet
Date plus all additions, replacements or deletions since the Balance Sheet Date. "401(k) Plan" shall mean the 401(k) Profit Sharing Plan for
Employees of the Company. "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied. "Indebtedness" shall mean, at any date, without duplication, (i) all obligations of the Company for borrowed money properly recordable as a liability on the financial statements of the Company, (ii) all obligations properly recordable as a liability on the financial statements of the Company, evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company to pay the deferred purchase price of property except trade accounts payable arising in the ordinary course of business, (iv) the net present value of future minimum lease payments under capital leases, (v) all Indebtedness (as defined in clauses (i) through (iv) above) of others secured by a lien on any asset of the Company, whether or not such Indebtedness is assumed by the Company, and (vii) all Indebtedness (as defined in clauses (i) through (v) above) of others guaranteed by the Company. "Insurance Policies" shall mean the insurance policies relating to the Assets or relating to the Company listed in Disclosure Schedule 4.19. "Inventory" shall mean (a) all of the Company's inventories within the Facilities or wherever otherwise located held for resale or lease to the Company's customers, (b) all office supplies and similar materials of the Company located in the Facilities or wherever otherwise located, and (c) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items, employee uniforms and similar items of the Company in the Facilities or wherever otherwise located. "Leasehold Estates" shall mean all of the Company's rights and obligations as lessees under the Leases listed on a Disclosure Schedule. "Leasehold Improvements" shall mean all of the leasehold improvements situated in or on the property leased under the Leases. "Leases" shall mean all of the leases of the Company listed on a Disclosure Schedule and all other leases relating to the Assets that are not required to be scheduled pursuant to this Agreement. "Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, earnings, results of operations, assets, liabilities or operations of the Company. "Multi employer Plan" shall mean any "multi employer plan," as defined in Section 4001(a)(3) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities). "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the limited liability company agreement and the certificate of formation (or similar document) of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(f) any amendment to any of the foregoing. "Owned Real Property" shall mean all real property owned in fee by the Company, including, without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures and improvements located thereon and all Facilities thereon, if any. "PBGC" shall mean the Pension Benefits Guaranty Corporation. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multi employer Plan) (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities). "Permits" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business of the Company as presently conducted and as proposed to be conducted. "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body. "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, agency guidelines and orders of any federal, state or local government and any other governmental department or agency, including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours. "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative. "Subsidiary" shall mean (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any partnership in which the Company is a general partner; or
(iii) any partnership in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership. "Tax or "Taxes" means any federal, state, local or foreign income, gross receipts, license, capital stock, franchise, profits, payroll, employment, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, environmental, customs duties, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not. "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or statement or other document (including schedules or any related or supporting information), and including any amendment thereof, filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax. "Treasury Regulations" shall mean the applicable regulations promulgated under the Code."Vehicles" shall mean all automobiles and other vehicles owned or leased by the Company. "Warranty Claims" shall mean all Damages (and related costs and expenses as defined in Section 11.3(i)) arising out of product warranty claims and customer claims for damages (whether to property or person, in contract or tort) against the Buyer or the Company in connection with, arising out of, or relating to products sold or shipped or services performed at any time by the Buyer, the Company or the Stockholders. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(l) of ERISA, (1) which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (2) which covers any employee or former employee of the Company or any ERISA
Affiliate (with respect to their relationship with such entities).

1.2 Other Defined Terms.  In addition to the terms defined in the
Recitals to this Agreement and Section 1.1 hereof, the following terms shall have the meanings defined for such terms in the Sections
set forth below:
		Term							Section
		AAA							10.3.3)
		Act							4.32
		Actions						4.14
		Arion							2.2.2
		Claim Notice					10.3.4
		Closing						3.1
		Closing Date					3.1
		Computer Software					4.13.1
		Damages						10.3.7
		Environmental Claims				4.23.8(ii)
		Environmental Conditions			4.23.8(iii)
		Environmental Laws				4.23.8(I)
Escrow Agent							2.2.3
Escrow Agreement							2.2.3
	Hazardous Substances					4.23.8(iv)
		Indemnity Claim					10.3.4
		Initial Stock Payment				2.2.1
		Intellectual Property Rights			4.13.1
		Leased Property					4.5.4
		Personnel						4.9(b)(i)
		Proposed Business					9.1
		Purchase Price					2.2
		Second Stock Payment				2.2.2
		Second Stock Payment Target Date		2.2.2
		Shares						2.1



ARTICLE 2

PURCHASE AND EXCHANGE OF STOCK "PURCHASE AND EXCHANGE OF STOCK"

2.1 Purchase and Sale of Stock. Subject to the terms and conditions herein set forth, each Stockholder shall sell, convey, transfer, assign, and deliver to the Buyer, and the Buyer shall purchase from such Stockholder, at the Closing and on the Closing Date, one hundred percent (100%) of the issued and outstanding shares of Company Stock on a fully diluted basis, assuming exercise of all existing and outstanding options (collectively, the "Shares") held by such Stockholder, as set forth in Exhibit A hereto.

2.2 Payment As full payment for the transfer of the Shares by each Stockholder to Buyer, Buyer shall issue and deliver to the Stockholders up to One Hundred Fifteen Thousand (115,000) authorized but unissued shares of Buyer Stock (collectively, the "Compensation Shares"), as follows:


2.2.1	Initial Stock Payment.  At the Closing, Buyer shall issue
to the Stockholder 95,000 shares of Buyer Stock ("Initial Stock Payment").

2.2.2	Second Stock Payment.  At the Closing, Buyer shall issue to
Timothy J Arion ("Arion") and deliver to the Escrow Agent to hold in escrow an additional 20,000 shares of Buyer Stock ("Second Stock Payment"). The Second Stock Payment shall be released from escrow and disbursed to Arion when the Company has achieved gross revenues for a twelve-month period of not less than Two Million Dollars ($2,000,000); provided, however, that the Company has achieved pre-tax profits of not less than Four Hundred Thousand Dollars ($400,000) as of December 31, 2001 (the "Second Stock Payment Target Date"). If at the time the Company achieves gross revenues for a twelve-month period of Two Million Dollars ($2,000,000) the Company did not achieve pre-tax profits of not less than Four Hundred Thousand Dollars ($400,000) on or before the Second Stock Payment Target
Date, then a percentage of the Second Stock Payment equal to the amount that the actual pre-tax profits as of the Second Stock Payment Target Date bears as a percentage of $800,000 shall be released from escrow and disbursed to Arion. Subject to Section 2.4, the remaining Second Stock Payment shall be disbursed to the Company from escrow if and at the time either (i) the Third Stock Payment or (ii) the Fourth Stock Payment is issued to the Company pursuant to Sections 2.2.3, or 2.2.4, respectively. If the remaining shares of Second Stock Payment are not released from escrow at the times set forth in Sections 2.2.3 or 2.2.4, then such remaining shares shall be disbursed to the Company.

2.2.3	Issuance; Escrow of Second Stock Payment.  The Initial
Stock Payment and the Second Stock Payment are collectively referred to as the "Compensation Stock." All Compensation Stock issued by Buyer in consideration of the sale and transfer of Company Stock shall be fully paid and nonassessable upon issuance. The Compensation Stock issuable to the Stockholders shall be apportioned among the Stockholders as set forth in Exhibit A hereto. The Buyer and Arion shall enter into an escrow agreement ("Escrow Agreement") with Company's attorney, as escrow agent ("Escrow Agent") whereby the Second Stock Payment shall be held in escrow to be disbursed as provided in Sections 2.2.2. The form of Escrow Agreement is attached hereto as Exhibit B.

2.2.4	Return of Compensation Shares.  If, for the fiscal year
ended December 31, 2000, the Company's gross revenues are less than $2,000,000 or its pre-tax profits are less than $400,000, then the Stockholder will return 50% of the Compensation Shares previously issued.

2.3 Compensation Stock is Restricted Restrictions on Shares". All Compensation Stock issued and delivered to the Stockholders pursuant to this Agreement will be authorized but previously unissued shares of Buyer's common stock which have not been registered under the Securities Act, and thus will be deemed restricted stock and may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act, or unless an exemption from registration is available.

2.4 No Fractional Shares. No fractional shares of Buyer Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Buyer Stock pursuant to this Article 2, the aggregate number of shares of Buyer Stock received by any Stockholder shall be rounded up to the nearest whole number of shares of Buyer Stock.

2.5 Closing Costs; Transfer Taxes. The Stockholders shall be responsible for any stock purchase taxes and any sales, use or other taxes imposed on the transfer of Company Stock to the Buyer as provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

ARTICLE 3

CLOSING

3.1 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 o'clock A.M., Eastern time, at the offices of Grocock & Abramson, 126 East Jefferson Street, Orlando, FL 32801, on March 17, 1999 (the "Closing Date"), unless the parties hereto otherwise agree.

3.2 Deliveries at Closing.

3.2.1	Company Stock Certificates.  To effect the Stock Purchase,
each Stockholder shall, on the Closing Date, deliver to the Buyer certificates evidencing the Shares owned by such Stockholder, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, together with evidence of the payment of any applicable stock purchase taxes.

3.2.2	Payment of Consideration.  The Buyer shall pay to each
Stockholder his portion of the Purchase Price set forth next to such Stockholder's name in Exhibit A hereto at the times set forth in Sections 2.2.1 and 2.2.2. The Purchase Price shall be paid in the form of a certificate for Buyer Stock issued in the name of the applicable Stockholder with applicable restrictive legends and Stock transfer instructions. The Initial Stock Payment shall be delivered to the Stockholders at the Closing. The Second Stock Payment shall be delivered to the Escrow Agent to be disbursed in accordance with the terms of the Escrow Agreement.

3.2.3	Certificates; Opinions.  At the Closing, the Buyer and the
Stockholders shall deliver the certificates, opinions of counsel, and other documents and items described in Articles 7 and 8.

3.2.4	Consents. The Stockholders shall deliver all third party
consents required for a valid transfer of all of the Shares as contemplated by this Agreement.

3.2.5	Other Closing Transactions.  At the Closing, each of the
parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles 7 and 8.

ARTICLE 4  TC "ARTICLE 4"
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY "REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND THE COMPANY"

Each of the Stockholders and the Company hereby jointly and severally represent and warrant to the Buyer that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:



4.1	Organization; Capitalization.

4.1.1 The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Except as set forth in Disclosure Schedule 4.1.1 to be provided prior to March 17, 1999, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed in Disclosure Schedule 4.1.1.

4.1.2	The Stockholders have delivered to the Buyer copies of the
Organizational Documents of the Company, as currently in effect.

4.1.3	The capitalization of the Company as of the date hereof
and as of the Closing (including the identity of each shareholder and the number of shares held by each) is set forth in Disclosure Schedule 4.1.3 and the Stockholders own one hundred percent (100%) of the issued and outstanding capital stock in the Company on a fully diluted basis, assuming the exercise of all outstanding options. All of the Company's outstanding shares of capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Each Stockholder represents that he owns and will own beneficially and of record all of the outstanding shares of capital stock as of the date hereof or as of the Closing Date, respectively, of the Company, as set forth opposite such Stockholder's name in Disclosure Schedule 4.1.3, free and clear of all Encumbrances, and shall possess full right, power and authority to transfer his pro rata portion of the Shares to the Buyer. Except as set forth in Disclosure Schedule 4.1.3, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company. Upon delivery to the Buyer, the Shares purchased by Buyer will be free and clear of all Encumbrances and shall be duly authorized, validly issued, fully paid and non-assessable. At the Closing, the Stockholders will transfer good and marketable title to the Shares to the Buyer.

4.1.4	The Company has not at any time had any Subsidiaries and
the Company neither owns nor holds the right to acquire (directly or indirectly) shares of capital stock in any other Person.

4.2 Authorization. The Company has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Each Stockholder individually has the requisite power and authority and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his or her obligations hereunder, and no other actions on the part of such Stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and the Company and is a legal, valid and binding obligation of each Stockholder and the Company, enforceable against each of them in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

4.3 Consents and Approvals.  Other than as provided in Disclosure
Schedule 4.3 to be provided prior to March 17, 1999, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Stockholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.4 Title to Assets. Disclosure Schedule 4.4 to be provided prior to March 17, 1999, identifies all real and personal property with a book value or replacement cost in excess of $5,000 owned or leased by the Company. The Company owns free and clear of any Encumbrances or, as set forth in Disclosure Schedule 4.4, leases or has rights to use, the Assets set forth in Disclosure Schedule 4.4, except for (i) minor liens or Encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the Assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business and (ii) Encumbrances specifically identified in Disclosure Schedule 4.4. The Assets include all assets necessary for the conduct of the business of the Company in the ordinary course consistent with past practice. The Assets have been maintained in accordance with normal industry practice, are in reasonable operating condition and repair (except for ordinary wear and tear) and are sufficient for the operation of the business of the Company as currently conducted.

4.5	Facilities.  Disclosure Schedule 4.5 to be provided prior to
March 17, 1999, contains (i) a complete and accurate list of all Owned Real Property, (ii) a complete and accurate list of all Facilities,
(iii) accurate and complete copies of preliminary title reports covering all of the Owned Real Property, and (iv) a complete and accurate list of all Facility Leases.

4.5.1	Owned Real Property. The Company has good and marketable
fee simple title to all Owned Real Property free and clear of all Encumbrances (except as set forth in Disclosure Schedule
4.5.1 to be provided prior to March 17,1999), except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. The Company enjoys peaceful and undisturbed possession of all Owned Real Property.



4.5.2	Actions.  There are no pending or, to the best knowledge
of the Company and the Stockholders, threatened condemnation proceedings or other Actions relating to any Facility.

4.5.3	Leases or Other Agreements.  Except for Facility Leases
listed in Disclosure Schedule 4.5, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property of the Company or any portion thereof or interest in any such Facility or real property.

4.5.4	Facility Leases and Lease. With respect to each Facility
Lease, the Company has an unencumbered interest in the Leasehold Estate. Except as set forth in Disclosure Schedule Section 4.5.4 to be provided prior to March 17, 1999, (i) the Company has in all material respects performed all the obligations required to be performed by it through the date hereof with respect to all leased property described in the Facility Leases (the "Leased Property"), and (ii) the Company enjoys peaceful and undisturbed possession of all of the Leased Property.

4.5.5	Utilities.  All Facilities are supplied with utilities
(including, without limitation, water, sewage disposal (or septic tank), electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated and, to the knowledge of the Company and the Stockholders, there is no condition which could reasonably be expected to result in the termination of the present access from any Facility to such utility services.

4.5.6	Improvements, Fixtures and Equipment.  The improvements
constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent set forth in Disclosure Schedule 4.19 to be provided prior to March 17, 1999, (ii) structurally sound with no material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary or routine maintenance, correction, or repair, the cost of which could not reasonably be expected to be material,
(v) sufficient for the operation of the business of the Company as presently conducted and (vi) in conformity with all applicable Regulations.

4.5.7	No Special Assessment.  The Company has not received notice
of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

4.6	Contracts; No Defaults.  Except for Contracts listed in
Disclosure Schedule 4.6 to be provided prior to March 17, 1999, the Company is not a party to, or bound by, any Contract of any kind to be performed after the Closing Date (i) pursuant to which it is obligated to expend more than [$25,000] in any twelve-month period and that is not subject to cancellation on not more than 30 days' notice by the Company without penalty or increased cost or (ii) with any Personnel or affiliates of the Company or any Stockholder or relatives of any of the foregoing. There is no default by any party to any such Contract, which default could have a Material Adverse Effect.

Disclosure Schedule 4.6 lists the following Contracts, agreements and other written arrangements to which the Company is a party:
(a) any written arrangement (or group of related written arrangements) for the lease of personal property providing for lease payments in excess of [$10,000] per annum;
(b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts in excess of [$10,000] per annum;
(c) any written arrangement (or group of related written
arrangements)
concerning a partnership or joint venture with any other Person;
(d) any written arrangement (or group of related written
arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $[10,000] in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;
(e) any written arrangement (or group of related written
arrangements) concerning confidentiality or non-competition arrangements;
(f) any written arrangement (or group of related written
arrangements) involving any Stockholder or any Affiliate of any Stockholder;
(g) any Employee Plan and any written arrangement with
any of the Company's directors, officers, shareholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;
(h) any written arrangement for any capital expenditure
in excess of $[10,000];
(i) any other written arrangement (or group of related
written arrangements) either involving aggregate payments of more than $[25,000] or not entered into in the ordinary course of business consistent with past practice; and
(j)	any oral contract, agreement or other arrangement
with respect to any of the matters referred to in the foregoing clauses (a) through (i) and any proposal (whether oral or written) to enter into any contract, agreement or other arrangement (other than sales presentations made to customers in the ordinary course of business) with respect to any of the matters referred to in the foregoing clauses (a) through (i).

The Company will deliver or make available to the Buyer a correct and complete copy of each Contract listed in Disclosure Schedule 4.6 to be provided prior to March 17, 1999. Except as set forth in Disclosure
Schedule 4.6, with respect to each Contract listed, (A) the Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and in full force and effect; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under the Contract; and (C) no party has repudiated any term of the Contract, and there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person, and no such Person has made written demand for such re-negotiation.

4.7 No Conflict or Violation.  Except as set forth in Disclosure
Schedule 4.7 to be provided prior to March 17, 1999, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company,
(b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel, any Contract, Permit, authorization or concession to which the Company is a party or by which any of the Assets are bound, (c) a violation by the Company or any Stockholder of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company or such Stockholder, or
(d) an imposition of any material Encumbrance, restriction or charge on the Company or any of the Assets. Except as set forth in Disclosure Schedule 4.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company or any Stockholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.8 Financial Statements. The Financial Statements (a) are in conformity with the Books and Records, (b) except as set forth in detail in Disclosure Schedule 4.8 to be provided prior to March 17, 1999, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) fairly and accurately present, in all material respects, the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended.

4.9 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 4.9 to be provided prior to March 17, 1999, since the Balance Sheet Date there has not been any: (a) change in the Company's financial condition or results of operations, other than any such changes that have not yet had and could not reasonably be expected to have a Material Adverse Effect;
(b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees, former employees, or agents
(collectively, "Personnel"), (ii) grant, payment or accrual, contingent or otherwise, for or to the credit of any of the Personnel with respect to any bonus, incentive compensation, service award or other like benefit,
(iii) adoption, creation or amendment of any Employee Plan, (iv) employment agreement (written or verbal) to which the Company is a party or (v) other change in employment terms for any of the Company's officers, employees or agents;
(c) sale, lease, assignment or transfer of any of the Assets, other than to Persons that are not Affiliates for fair consideration and in the ordinary course of business consistent with past practice and not individually or in the aggregate material to the Company;
(d) cancellation, compromise, waiver or release of any rights or claims (or series of related rights or claims) either (i) involving an Affiliate of the Company or any Stockholder, (ii) involving more than $[10,000], or (iii) outside the ordinary course of business consistent with past practice;
(e) amendment, cancellation or termination of any Contract, or Permit (i) involving an Affiliate of the Company, (ii) involving payments in excess of $[25,000] in the aggregate, or (iii) that are otherwise material to the Company;
(f) capital expenditure or the execution of any Lease, Contract, or Permit (or series of related Contracts, Leases and Permits) or any incurring of liability therefor (i) involving an Affiliate of the Company or any Stockholder, (ii) involving payments in excess of $[25,000] in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;
(g) failure to operate the business of the Company in the ordinary course consistent with past practice and to use reasonable efforts to preserve the business intact, to keep available to the Buyer the services of Personnel, and to preserve for the Buyer the goodwill of the Company's suppliers, customers, distributors and others having business relations with the Company;
(h) change in GAAP or Tax accounting methods or practices by the Company;
(i) mortgage, pledge or other encumbrance of any of the Assets;
(j) declaration, setting aside for payment or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase, or other acquisition of any of the Company's equity securities or any bonus, fee or other payment, or any other transfer of the Assets to or on behalf of any shareholder of the Company, any Stockholder or any other Affiliate of the Company, including, but not limited to, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing or the making of any loan to any of the foregoing as an employee of the Company;
(k) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;
(l) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company or any loans or guarantees made or agreed to be made by the Company;
(m) liabilities incurred (other than for borrowed money) involving
$[10,000] or more except in the ordinary course of business and consistent with past practice and not individually or in the aggregate material to the Company, or any increase or change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;
(n) acceleration, termination, modification, cancellation or threatened termination or cancellation of any Contract to which the Company is a party or by which the Company is bound, outside the ordinary course of business consistent with past practice or involving more than $[10,000] in the aggregate;
(o) capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (i) involving an Affiliate of the Company or any Stockholder, (ii) involving more than $[10,000] in the aggregate, or (iii) outside the ordinary course of business consistent with past practice;

(p) grant of any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

(q) agreement (either oral or written) by the Company or any Personnel to do any of the foregoing; or other event or condition of any character that in any one case or in the aggregate has a Material Adverse Effect, or any event or condition (other than events or conditions affecting the economy generally) known to the Company or any Stockholder that it is reasonable to expect could, in any one case or in the aggregate, have a Material Adverse Effect in the future.

4.10	No Undisclosed Liabilities.  Except as set forth in Disclosure
Schedule 4.10 to be provided prior to March 17, 1999, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Balance Sheet that have not been paid or discharged since the date thereof and (ii) liabilities incurred by the Company since the Balance Sheet Date in the ordinary course of business consistent with past practice and in accordance with this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a Material Adverse Effect).

4.11	Accounts Receivable.  The accounts receivable of the Company reflected on the Balance Sheet, and all accounts receivable of the Company arising since the Balance Sheet Date, represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed that gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. All accounts receivable of the Company reflected on the Closing Balance Sheet shall be subject to no defenses, counterclaims or rights of setoff and shall be fully collectible in the ordinary course of business, without cost to the Buyer, in collection efforts therefor, except to the extent of any reserve with respect thereto set forth on the Closing Balance Sheet (excluding the notes thereto).

4.12	Inventories.  The values at which the Inventories are shown on the Balance Sheet have been determined in accordance with the normal valuation policy of the Company as described in the Audited Financial Statements, consistently applied, and in accordance with GAAP.
The Inventories (and items of inventory acquired or manufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided on the Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The current quantities of all Inventories are reasonable in the current circumstances of the business of the Company.








4.13 	Intellectual Property Rights.

4.13.1 Disclosure Schedule 4.13.1 to be provided prior to March 17, 1999,
(i) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning (x) all of the Company's registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, (y) all computer software used by the Company in the conduct of its business ("Computer Software") indicating whether such Computer Software is owned or licensed and, if licensed, the material terms of such license, and (z) all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, and other intellectual property rights of any kind of the Company, whether or not registered, (all of the items referred to in this clause (i) being "Intellectual Property Rights") and (ii) identifies any intellectual property rights that any third party owns and that the Company uses or proposes to use in its business, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth in Disclosure Schedule 4.13.1, possesses adequate and enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights. Except as set forth in Disclosure Schedule 4.13.1, no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. Except as set forth in Disclosure Schedule 4.13, the Company has not received notice nor has the Company or any Stockholder any reason to believe that the use by the Company of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect. The Intellectual Property Rights are all those necessary for the operation of the business of the Company as it is currently conducted. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than the Company.

4.13.2 The source codes for all Computer Software have been placed in back-up files that are securely stored in a location other than the Facility or Facilities where such Computer Software is used. All databases used in the business of the Company are periodically (at least once every week) backed-up and such backed-up materials are moved to and securely stored at locations other than the Facility or Facilities where such databases are used.




4.14	Litigation.  Except as set forth in Disclosure Schedule 4.14 to be provided prior to March 17, 1999, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitrable action or, to the knowledge of the Company or any Stockholder, investigation (collectively, "Actions") pending or, to the knowledge of the Company or any Stockholder, threatened or anticipated against, relating to or affecting (i) the Company or the Assets or the operation of the business of the Company as currently operated and as proposed to be operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof or
(iii) the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which could reasonably be expected to result in the payment or a judgment in excess of [$10,000] or could reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the business of the Company. There is not a reasonable likelihood of an adverse determination of any pending Actions that could, individually or in the aggregate, reasonably be expected to result in the payment of a judgment in excess of [$10,000] or have a Material Adverse Effect. Except as set forth in Disclosure Schedule 4.14, each Action pending or, to the knowledge of the Company or any Stockholder, threatened or that the Company or any Stockholder has a reasonable basis to expect or anticipate (whether or not disclosed in Disclosure Schedule 4.14), is covered by insurance of reputable and solvent insurance companies, and each such applicable Insurance Policy is described in Disclosure Schedule 4.19, and is in full force and effect, and except as set forth in Disclosure Schedule 4.14, the Company has not received any notice or, to the knowledge of the Company or any Stockholder, threat of cancellation, limitation or non coverage.

4.15	Labor Matters.  The Company has not been and is not a party to any labor agreement with respect to its employees with any labor organization, group or association. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover its employees. The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and, to the best knowledge of the Company and the Stockholders, is not and has not engaged in any unfair labor practice. Except as set forth in Disclosure Schedule 4.15 to be provided prior to March 17, 1999, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information that would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and since January 1, 1990 the Company has not experienced a work stoppage or other labor difficulty.


4.16	Compliance with Law; Permits.  The Company and the conduct of the business of the Company are in compliance with all applicable Regulations or judgments, decisions or orders entered by any federal, state, local, or foreign court relating to the Assets or the Company, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Regulations, and the Company and the Stockholders have no reason to anticipate that any currently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all Permits, authorizations and approvals, all of which are currently valid and in full force and effect, necessary to carry on its business, which licenses, Permits, authorizations and approvals are set forth in Disclosure Schedule 4.16 to be provided prior to March 17, 1999.

4.17	Taxes.  The Company has or will have filed all material federal, state, local and foreign Tax Returns that are required to be filed by it on or prior to the Closing Date (taking into account applicable extensions), all Taxes shown as owing by the Company on all such Tax Returns have been fully paid or properly accrued on the Company's financial statements other than such taxes as are being contested in good faith, and all such Tax Returns are true and correct in all material respects. The Tax
Returns accurately reflect all liability for Taxes of the Company for the periods covered thereby. Except as set forth in Disclosure Schedule 4.17 to be provided prior to March 17, 1999:
(a) all material Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been fully paid or properly accrued;
(b) the Company is not a party to any tax sharing agreements;
(c) there are no liens for Taxes upon the assets of the Company which are not provided for on the Balance Sheet except liens for Taxes not yet due and payable and liens for taxes that are being contested in good faith;
(d) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company;
(e) no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;
(f) the Company does not have any liability for Taxes for (or allocable to) any Tax year or period ending on or before the Closing Date that has not been paid;
(g) the Company has not made, or is not (or is not a party to an agreement under which it could be) obligated to make, any payments that will not be deductible under Code Section 280G;
(h) the Company has disclosed on its federal income Tax
Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662;
(i) the Company has never been a member of any Affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of any Person under Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise;

(j) there is no dispute or claim concerning any Tax liability of the Company that has been made or raised by any authority in writing or as to which any Stockholder or director or officer of the Company has knowledge;
(k) Disclosure Schedule 4.17 lists all federal, estate, local, and foreign income Tax
Returns filed by or with respect to the Company for taxable periods ended on or after December 31, 1996, and identifies those Tax Returns that have been or are currently being audited;
(l) the Company will not be liable for any Tax under Code
Section 1374 in connection with a deemed sale of its assets pursuant to an election under Code Section 338(h)(10), and has not, in the past ten years, acquired assets in a transaction in which its basis in the acquired assets was determined, in whole or in part, by reference to the transferor's basis in such assets (or any other property) or acquired the stock of any corporation which is a qualified subchapter S subsidiary;
(m) the Company has not made an election, or is not otherwise required, to treat any Asset as owned by another person or as tax-exempt bond financed property or tax exempt use property within the meaning of Code Section 168 or under any comparable provision of state or local Tax law;
(n) the Company has not requested, agreed to, or is not required to make any adjustment under Section 481(a) of the Code due to change in accounting method or for any other reason for any taxable year; and
(o) the Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold
Taxes.

4.18	Severance Arrangements.  Except as set forth in Disclosure
Schedule

4.18 to be provided prior to March 17, 1999, the Company has not entered into any severance or similar arrangement in respect of any Personnel that will result in any obligation (absolute or contingent) of the Buyer, the Company or any other Person to make any payment to any such Personnel following termination of employment.

4.19	Insurance.  Disclosure Schedule 4.19 to be provided prior to
March 17, 1999, contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its business, Assets or Personnel. Except as set forth in Disclosure Schedule 4.19, all of such policies are sufficient for compliance with all requirements of law and of all Contracts to which the Company is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

Such policies and binders provide sufficient coverage, in the reasonable opinion of the Company and the Stockholders, for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date. Disclosure
Schedule 4.19 contains a complete and accurate list of all open or unresolved claims made pursuant to any insurance policy maintained by the Company. As of the Closing, the Company shall have made any and all claims that, to the knowledge of the Company and of the Stockholders, it is entitled to make in accordance with the terms of any insurance policy maintained by the Company.

4.20	Purchase Commitments and Outstanding Bids.  As of the date of this Agreement, all Contracts or commitments for the purchase of Inventory by the Company were made in the ordinary course of business consistent with past practice. No outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of its business.

4.21	Suppliers.  Disclosure Schedule 4.21 to be provided prior to
March 17, 1999 , contains a complete and accurate list of the ten (10) largest suppliers of the Company during the Company's last fiscal year, showing the approximate total purchases by the Company from each such supplier during each of the last two fiscal years. To the best knowledge of the Company and the Stockholders, since the Balance Sheet Date, there has been no adverse change in the business relationship with any supplier named in Disclosure Schedule 4.21 and no threat or indication that any such change is reasonably foreseeable. The Company has entered into an agreement with each of its customers substantially in one or more of the forms set forth in Disclosure
Schedule 4.21.

4.22	Bank Accounts.  Disclosure Schedule 4.22 to be provided prior to
March 17, 1999, contains a true and correct list of the names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, or safe deposit boxes, and the names of all Persons authorized to draw thereon or with access thereto.

4.23 Environmental Matters.

4.23.1 Except as set forth in Disclosure Schedule 4.23.1 to be provided prior to March 17, 1999, the Company is, and at all times has been, in material compliance with all Environmental Laws (as defined below).

4.23.	Except as set forth in Disclosure Schedule 4.23.2 to be
provided prior to March 17, 1999, there is no pending or, to the best knowledge of the Company and the Stockholders, after due inquiry, potential Environmental Claim (as defined below); nor has the Company received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) generated or transported by the Company or (ii) any alleged violation of or non-compliance with any Environmental Laws.





4.23.3 Except as set forth in Disclosure Schedule 4.23.3 to be provided prior to March 17, 1999, (i) no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Company's properties and there have been no releases of any Hazardous Substances from any underground tank or related piping at any time; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances by the Company on, upon, or into any real property owned, operated or occupied at any time by the Company. In addition, to the best knowledge of the Company and the Stockholders, after due inquiry, there have been no such releases by any other parties and no such releases on, upon, or into any real property in the vicinity of any real property owned, operated or occupied at any time by the Company that, through soil or ground water contamination, may have come to be located on any real property owned, operated or occupied at any time by the Company.

4.23.4 Except as set forth in Disclosure Schedule 4.23.4 to be provided prior to March 17, 1999, there are no PCBs or asbestos located at or on any real property owned, operated or occupied at any time by the Company.

4.23.5 Except as set forth in Disclosure Schedule 4.23.5 to be provided prior to March 17, 1999, no environmental lien has attached to any property to be transferred to the Buyer under this Agreement.

4.23.6 True, complete, and correct copies of all Environmental Claims, environmental permits, waste disposal manifests, environmental sampling records and any environmental reports, audits, or assessments which have been conducted generally or received within the past three years at or relating to any Facility or any other real property owned, operated or occupied at any time by the Company which reports, audits or assessments are in the possession, custody, or control of the Company, have been delivered to the Buyer and a list of all such reports is included in Disclosure Schedule 4.23.6 to be provided prior to March 17, 1999.

4.23.7 Except as set forth in Disclosure Schedule 4.23.7 to be provided prior to March 17, 1999, the Company is not a party or otherwise bound to any contract (excluding leases and insurance policies) under which the Company is obligated by or entitled to the benefits of any representation, warranty, indemnification, covenant, restriction or other undertaking concerning costs or liabilities associated with Environmental Laws.

4.23.8 Definitions.

(i) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, district, local, and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases, or threatened releases of pollutants, Contaminants, chemicals, materials, wastes, or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the
Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air
Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority, including state laws imposing notice or remediation requirements in connection with the transfer of industrial establishments.
(ii)	For purposes of this Agreement, "Environmental
Claims" shall mean all accusations, allegations, governmental investigations or requests for information, notices of potential responsibility for response costs, notice of violations, liens, claims, demands, suits, or causes of action against the Company for any damage, including, without limitation, personal injury, property damage
(including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only,
Environmental Claims include (A) violations of or obligations under any contract between the Company and any other person, (B) actual or threatened damages to natural resources,
(C) claims for nuisance or its statutory equivalent, (D) claims for the recovery of response costs, or administrative or judicial orders directing the performance of/ investigations, response or remedial actions under any Environmental Laws, (E) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource
Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (F) claims for restitution, contribution, or indemnity, (G) fines, penalties, or liens of any kind against property, (H) claims for injunctive relief or other orders or notices of violation from federal, state, or local agencies or courts, and (1) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.
(iii)	For purposes of this Agreement, "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.



(iv)	For purposes of this Agreement, "Hazardous Substances"
shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including, but not limited to, any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive, and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents, or waste waters.

4.24	Employee Benefit Plans.

4.24.1 Delivery of Copies of Relevant Information.
Disclosure Schedule 4.24.1 to be provided prior to March 17, 1999, contains a complete list of Employee Plans that cover or, after December 31, 1993, have covered employees of the Company (with respect to their relationship with the Company). True and complete copies of each of the following documents have been delivered by the Company to the Buyer: (i) each Welfare Plan, Pension Plan and Multi employer Plan (and, if applicable, related trust agreements) which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees and all annuity contracts or other funding instruments,
(ii) each Benefit
Arrangement which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) including written interpretations thereof and written descriptions thereof which have been distributed generally to the Company's employees (including descriptions of the number of employees currently covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service on each Pension Plan which is intended to be tax-qualified pursuant to Section
401 of the Code, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or, after December 31, 1993, has covered employees of the Company (with respect to their relationship with the Company) (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vi) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty days past due with respect to each Welfare Plan which covers or, after December 31, 1993, has covered employees or former employees of the Company.









4.24.2 Representations. Except as set forth in Disclosure Schedule 4.24.2 to be provided prior to March 17, 1999, the Company represents as follows:
(i) In General. Each Employee Plan, each related trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1993, has covered employees or former employees of the Company (with respect to their relationship with the Company) presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, but not limited to, ERISA and the Code.
(ii)	Pension Plans. Each Pension Plan and each related
trust agreement, annuity contract or other funding instrument which covers or, after December 31, 1993, has covered employees or former employees of the Company (with respect to their relationship with the Company) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 4403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. No Pension Plan is subject to
Sections 412 of the Code or 302 of ERISA.
(iii)	Multi employer Plans.  There are no Multi employer
Plans. (iv)	Welfare Plans.
(1)	None of the Company, any ERISA Affiliate or any
Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan except as may be required by Part 6 of Title I of ERISA.
(2) Each Welfare Plan which covers or has covered employees or former employees of the Company and which is a "group health plan," as defined in Section 607(l) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code and Proposed Regulations under Section 162 of the Code at all times.
(v) Employment.  Except as set forth on Disclosure Schedule

4.24.2 to be provided prior to March 17, 1999, and except as provided by law, the employment of all persons presently employed or retained by the
Company is terminable at will. (vi)	Unrelated Business Taxable Income.  No
Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.
(vii)	Deductibility of Payments.  There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company (with respect to their relationship with the Company) or any other person that, individually or collectively, has provided or may provide for the payment by the Company of any amount (1) that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or (2) that is an "excess parachute payment" pursuant to Section 280G of the code.
(viii) Foreign Subsidiaries and Employees. There are no Subsidiaries organized under the laws of or doing business in any country other than the United States, and none of the Employee Plans which covers any employee or former employee of the Company covers any person who is employed in any country other than the United States. (ix) Fiduciary Duties and Prohibited Transactions. None of the Company or any plan fiduciary of any Welfare
Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.(x) Litigation. None of the Company, any ERISA Affiliate, or any Employee Plan that covers or has covered employees or former employees of the Company (with respect to their relationship with the Company) is a party to any litigation relating to or seeking benefits under any
Employee Plan.
(xi)	No Amendments.  Neither the Company nor any ERISA Affiliate has
any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Company (with respect to their relationship with the Company) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company (with respect to their relationship with the Company).
(xii)	Coal Industry Retiree Health Benefits.  Neither the
Company nor any ERISA Affiliate has any liability, directly or indirectly, contingent or otherwise, under Code Sections
9701 through 9722 or with respect to the "United Mine Workers of America Combined Benefit Fund", established under Code Section 9702, any "individual employer plan", described in Code Section 9711, or the "1992 UMWA Benefit Plan", established under Code Section 9712.
(xiii) Insurance Contracts. No Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.
(xiv)	No Other Material Liabilities.  No event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (1) under any statute, regulation or governmental order relating to any Employee Plan or (2) pursuant to any obligation of the Company to indemnify any person against liability incurred under, any such statute, regulation or order as they relate to the Employee Plans.

4.25	No Brokers.  The Company does not and will not have any
obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Any such fee payable by any Stockholder is solely the obligation of such Stockholder.

4.26 	No Other Agreements to Sell the Assets or Capital Stock of the
Company. None of the Company or any Stockholder has any legal obligation, absolute or contingent, to any other Person to sell or effect a sale of the capital stock of the Company (except as set forth in Disclosure Schedule

4.1) or to effect any merger, consolidation or the reorganization of the Company or to enter into any agreement or cause the entering into of an agreement with respect thereto, other than as set forth herein.

	4.27	Books and Records.  The Company has made and kept (and given the
Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. None of the Stockholders or the Company has engaged in any material transaction, maintained any bank account or used any corporate funds in connection with the business of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

4.28	Americans With Disabilities Act Compliance.  The Facilities have been constructed and maintained in accordance and full compliance with the ADA. The Company has not received any notice to the effect that, or otherwise been advised that, the Facilities are not in compliance with the ADA, and the Company has no reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violation of the ADA. No representation or warranty is being made herein regarding the subject matter hereof which may arise or otherwise occur as a result of any alterations, changes or additions of any nature made to any of the Facilities by the Buyer.

4.29	Material Misstatements or Omissions.  No representations or
warranties by the Company or any Stockholder in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

4.30	Investments.  The Company does not own or have the right to
acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity, other than (i) non-controlling investments made in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business, and (ii) other investments of less than $10,000 in the aggregate.

4.31	Insider Interests.  Disclosure Schedule 4.31 to be provided
prior to March 17, 1999, sets forth all material contracts, agreements with and other obligations to officers, directors, employees or shareholders of the Company and their affiliates. Except as set forth in Disclosure Schedule 4.31, no officer, director or shareholder of the Company, and no entity controlled by any such officer, director or shareholder, and no relative or spouse who resides with any such officer, director or shareholder (i) owns, directly or indirectly, any material interest in any Person that is or is engaged in business, other than on an arm's-length basis, as a competitor, lessor, lessee, customer or supplier of the Company or (ii) owns, in whole or in part, any tangible or intangible property that the Company uses in the conduct of its business.

4.32	Securities Act of 1933.  Each Stockholder represents and
warrants that he is purchasing the Buyer Stock for investment purposes, solely for his own account and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Stockholder's right at all times to sell or otherwise dispose of all or any part of the Buyer Stock pursuant to a registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.



ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Stockholders as follows:

5.1 Organization of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

5.2 Authorization. The Buyer has all necessary corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated hereby.
This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or bylaws of the Buyer,
(b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Buyer is a party, which breach or default could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by the Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer, or its ability to consummate the transactions contemplated hereby.

5.4 Consents and Approvals.  Except as set forth on Disclosure
Schedule 5.4 to be provided prior to March 17, 1999, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.5 No Brokers. Any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby is solely the obligation of the Buyer.

5.6 Securities Act of 1933. Buyer represents and warrants that it is purchasing the Shares for investment purposes, solely for its own account or the account of an Affiliate and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Act that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Buyer's right at all times to sell or otherwise dispose of all or any part of the stock of the Company pursuant to a registration statement under the Act or pursuant to an exemption from the registration requirements of the Act.

ARTICLE 6 "ARTICLE 6"

COVENANTS OF THE STOCKHOLDERS, THE COMPANY, AND THE BUYER

The Stockholders, the Company and the Buyer covenant and agree with each other as follows:

6.1	Further Assurances:

6.1.1 Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, all actions necessary to satisfy the conditions to Closing set forth in Articles 7 and 8 hereof, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases; provided, however, that the Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals without the written consent of the Buyer, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to give all notices to, and make all registrations and filings with third parties, including, without limitations, submissions of information requested by governmental authorities and (vi) to fulfill all conditions to this Agreement. The Stockholders and the Company will promptly commence all action required under this Section 6. 1.

6.1.2	The Stockholders and the Buyer agree to furnish or cause
to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Company as is reasonably necessary to respond to notices or audit requests, for the preparation of any return with respect to Taxes or claims for refund, and for the prosecution or defense of any claims, suit or proceeding relating to any proposed adjustment with respect to Taxes.

6.2	Conduct of Business.  From the date hereof through the Closing, the Stockholders shall, except as contemplated by this Agreement, or as consented to by the Buyer in writing, cause the Company to be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, and, with respect to the
Company, the Stockholders shall not, except as specifically contemplated by this Agreement, as set forth in Disclosure Schedule 6.2 or as consented to by the Buyer in writing:
(a) change or amend the Organizational Documents of the Company;
(b) enter into, extend, materially modify, terminate or renew any Lease or any Contract requiring expenditures, except modifications, extensions or renewals of Contracts in the ordinary course of business and for an amount less than $20,000;
(c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will maintain, dispose of and sell Inventory consistent with past practices;
(d) incur any liability for indebtedness for borrowed money in excess of $20,000, guarantee the obligations of others in excess of $20,000, indemnify or agree to indemnify others for amounts in excess of $20,000 or, except in the ordinary course of business and for an amount less than $20,000, incur any other liability;
(e) (i) take any action with respect to the grant of any
bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described on the Disclosure Schedules) or with respect to any increase of benefits payable
under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee of the
Company or pay, any benefit not
required by any existing Employee Plan or policy, other than as set forth in
Disclosure Schedule 6.2; (ii)	make any change in the key management
structure of the Company,
including, without limitation, the hiring of additional officers or the termination of existing officers;(iii) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations; or
(iv) fail to maintain all Employee Plans in accordance with applicable Regulations;
(f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof or acquire any
Subsidiary;
(g) willingly allow or permit to be done any act by which any of the Insurance Policies may be suspended, impaired or canceled;
(h) enter into, renew, modify or revise any agreement or transaction relating to the Company with any of its or their affiliates;
(i) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Company's past practice) inoperable, worn-out or obsolete or destroyed Assets;
(j) make any loans or advances relating to the Company to any partnership, firm, individual, or corporation, except for expenses incurred in the ordinary course of business consistent with past practice and for amounts less than $20,000;
(k) fail to comply in all material respects with all Regulations applicable to the Company and the Assets;
(l) change any of the GAAP or Tax accounting methods or practices of the Company as historically applied or make any new elections or change any existing elections with respect to Taxes;
(m) intentionally do any other act which would cause any representation or warranty of the Company or the Stockholders in this Agreement to be or become untrue, or any covenant in this Agreement to be breached, in any material respect;
(n) fail to use reasonable efforts consistent with past business practice to (i) maintain the Company so that the services of its officers, employees, consultants and agents will remain available to it on and after the Closing Date, (ii) maintain existing relationships with suppliers, customers and others having business dealings with the Company and (iii) otherwise preserve the goodwill of the business of the Company so that such relationships and goodwill will be preserved on and after the Closing Date;
(o) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;
(p) except as set forth in Disclosure Schedule 6.2 to be provided prior to March 17, 1999, declare, set aside for payment or pay any dividend or distribution in respect of any capital stock of the Company, redeem, purchase or otherwise acquire any of the Company's equity securities, pay any bonus, fee or other payment or otherwise transfer any of the Assets to or on behalf of any Stockholder of the Company or any Affiliate of the Company, including, without limitation, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing as an employee of the Company; or
(q) fail to comply with all applicable filing, payment, withholding, collection and record retention obligations under all applicable federal, state, local or foreign Tax laws.
6.3 Records.  The Company shall have prepared and made available
(or, in the case of a portion of a period ending on the Closing Date, will prepare and make available before the Closing) to the Buyer all of the Company's books and working papers that clearly demonstrate the income and activities of the Company for any period or any portion of a period ending on or prior to the Closing Date.

6.4 Access of the Buyer. The Company shall allow the Buyer, its counsel, accountants, and other representatives, during regular business hours to make such inspection of the Assets and to inspect and make copies of Contracts, Books and Records or other information requested by the Buyer and related to the operation of the business of the Company, including historical financial information concerning the business of the Company. The Company shall furnish to the Buyer promptly upon request (i) all such additional documents and information with respect to the affairs of the Company relating to its business or
(ii) access to Personnel and to the Company's accountants and counsel as the Buyer or its counsel or accountants may from time to time reasonably request and shall instruct such Personnel, accountants and counsel to cooperate with the Buyer, and to provide such information as the Buyer and such representatives may request, in all cases only to the extent the foregoing relate to the subject matter of this Agreement.

6.5 Environmental. Prior to the Closing, the Buyer shall have the right, at its sole cost and expense, to (i) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Property and the Owned Real Property and to conduct such other procedures as may be recommended by an environmental consultant engaged by the Buyer based on its reasonable professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance; and
(iii) inspect all buildings and equipment at the properties of the Company, including, without limitation, the visual inspection of the physical plant for asbestos-containing construction materials; provided, however, that in each case, such tests and inspections shall be conducted only (x) during regular business hours and (y) in a matter that will not unduly interfere with the operation of the business of the Company and/or the use of, access to or egress from the properties of the Company.

6.6 Financial Statements. The Company shall provide the Buyer with an un-audited balance sheet and the related statements of income, Stockholders' equity and cash flows for January and February, 1999 on or before March 16, 1999, and accompanied by the report of the Company's certified independent public accountants. Such financial statements shall (i) be in accordance with the books and records of the Company and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly, as of the respective dates thereof or the periods covered thereby, as applicable, the financial position, Stockholders' equity, cash flows and results of operations of the Company.

6.7 Notification of Certain Matters. Between the date of this Agreement and the Closing, the Company and/or the Stockholders, as applicable, shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Company or any Affiliate, officer, director, employee, agent or Stockholder of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. During the same period, the Stockholders and/or the Company shall promptly notify the Buyer of the occurrence of any breach of the Stockholders or the Company of any covenant in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely and Buyer shall promptly notify the Stockholders or the Company of the occurrence of any such breach or event that comes to their attention. Should any such fact or condition require any change in any Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Stockholders will promptly deliver to the Buyer a supplement to the Disclosure Schedule specifying such change; provided, however, that such delivery shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

6.8 No Mergers, Consolidations, Sale of Stock Etc.  None of the
Company or the Stockholders will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Company's capital stock or the merger of the Company with, or any direct or indirect disposition of a significant amount of the Assets or the business of the Company to, any person other than the Buyer or its affiliates, or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that the Company or any Stockholder, or any of their respective Affiliates, receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, the Company will provide the Buyer with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party.

6.9 Landlord Consents. If (and only if) required by a Lease and requested by the Buyer with respect to each Facility Lease, the Stockholders shall use their best efforts to obtain a consent for each such Lease prior to the Closing Date. The Stockholders shall send requests for the consents in such manner as required by each Lease and shall promptly thereafter provide the Buyer with copies of such requests along with proof of mailing. The Buyer shall permit the Stockholders to provide any landlord, at such landlord's written request, with the Buyer's financial statements, provided the landlord covenants in writing to keep the information in such financial statements confidential.

6.10	Payment of Indebtedness by Affiliates.   Each Stockholder will
cause all indebtedness owed to the Company by such Stockholder or any other Affiliate of such Stockholder to be paid in full on or prior to Closing.


6.11	Preparation of Schedules.  The Company and the Stockholders
promptly shall prepare the Disclosure Schedules to be delivered to Buyer under this Agreement .

ARTICLE 7

CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

The obligations of the Stockholders to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Stockholders in accordance with Section 11.5 hereof:

7.1 Representations, Warranties and Covenants. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and the Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

7.2 No Injunction. No injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

7.3 Opinion of Counsel. The Buyer shall have delivered to the Stockholders an opinion or opinions of counsel to the Buyer, dated as of the Closing Date.

7.4 Certificates. The Buyer will furnish the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholders.

7.5 Corporate Documents. The Stockholders shall have received from the Buyer resolutions adopted by the board of directors of the Buyer approving this Agreement and the transactions contemplated hereby, certified by the Buyer's corporate secretary.

7.6 Employment Agreements. At the Closing, the Buyer shall have entered into a five year Employment Agreement with Arion whereby
Mr. Arion will serve as President of the Company and Vice
President of Strategic Planning for Buyer's.

7.7 Appointment as Board Member. At the Closing, Buyer shall appoint Arion to serve as a member of Buyer's board of directors for the remainder of the 1999 calendar year and until the next following annual meeting of shareholders of the Buyer. Thereafter, Arion's recommendation for election as a director shall be determined by the board of directors of Buyer and any election shall be as approved by the shareholder of Buyer.

ARTICLE 8 "ARTICLE 8"

CONDITIONS TO THE BUYER'S OBLIGATION "CONDITIONS TO THE BUYER'S
OBLIGATION"

The obligations of the Buyer to consummate any of the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions each of which may be waived by the Buyer in accordance with Section 11.6 hereof:

8.1 Representations, Warranties and Covenants. All representations and warranties of each of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct) as of the date of this Agreement and (except with respect to and to the extent of actions expressly permitted under Article 6 hereof) as of the Closing Date as though made on the Closing Date, and the Company and the Stockholders shall have performed all agreements and covenants required hereby to be performed by any of them prior to or at the Closing Date.

8.2 Consents; Regulator Compliance and Approval. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Company by the Buyer (including, without limitation, all required third party consents shall have been obtained). The Buyer shall be reasonably satisfied that all approvals required under any regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all regulations applicable to the acquisition contemplated hereby. The Stockholders shall have provided the Buyer with a clearance certificate or similar document(s), if any, which may be required by any state taxing authority in order to relieve the Buyer of any obligation to withhold any portion of the payments to the Stockholders pursuant to this Agreement.

8.3 No Governmental Proceedings or Litigation. No Action by any governmental authority or other person shall have been instituted or threatened for the purpose of enjoining or preventing the transactions contemplated by this Agreement, that (i) questions the validity or legality of the transactions contemplated hereby, (ii) could reasonably be expected to have a Material Adverse Effect, or (iii) seeks to enjoin consummation of the transactions contemplated hereby or could reasonably be expected to cause any of the transaction contemplated by this Agreement to be rescinded following consummation.

8.4 Due Diligence and Disclosure Schedules. Buyer shall be satisfied, in its sole discretion, with the results of its due diligence examination of the Company, including, without limitation, the information and materials disclosed to Buyer pursuant to the Disclosure Schedules to be provided under this Agreement and its due diligence review of the Company's financial statements and financial condition.

8.5 No Injunction. No Injunction or restraining order shall be in effect prohibiting the transactions contemplated hereby.

8.6 Opinion of Counsel. The Stockholder shall have delivered to the Buyer an opinion or opinions of counsel to the Stockholders, dated as of the Closing Date.

8.7 Un-Audited Financial Statements. Buyer shall have received the un-audited balance sheets and related statements of income as of and for the year ended December 31, 1998

8.8 Certificates. The Stockholders will have furnished the Buyer with such certificates of the officers of the Company and others to evidence compliance with the conditions set forth in this Article
8 as may be reasonably requested by the Buyer.

8.9 Liens. If and as requested by Buyer, all liens upon any of the Assets shall have been terminated and released.

8.10 Resignation of Officers and Directors. Each officer and director of the Company designated by Buyer shall have resigned from such position.
ARTICLE 9

COVENANTS NOT TO COMPETE "COVENANTS NOT TO COMPETE"

9.1	Non-Competition  Each Stockholder covenants and agrees, that for a period of five (5) years after the Closing Date, Stockholder shall not, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, engage in, own or hold any ownership interest in any business other than the Company which
(i) is the same as or similar to the business of the Company or any Subsidiary or Affiliate. Stockholder shall not act as an officer, director, shareholder, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person or entity. For purposes of this Subsection 9.1, any businesses owned or operated by the Company shall include any businesses operated or owned by a Subsidiary or Affiliate of the Company, any successor entity to the Company, and any entity in which the Company has an interest, including but not limited to, an interest as franchisor. The term Proposed Business shall include all locations for which the Company is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a business thereon or for which the Company is negotiating in good faith an acquisition.

9.2 Non-Interference. Each Stockholder covenants and agrees that for a period of five (5) years after the Closing Date, Stockholder shall not:

(a) purposefully interfere or attempt to interfere with any of the contracts, business relationships, or advantages of the Company or its Subsidiaries or Affiliates (regardless of whether these contracts are in writing or verbal) existing and in effect as of the Closing Date;

(b) solicit for employment, either directly or indirectly, for himself/herself or for another, any of the technical or professional employees employed by the Company or any Subsidiary or Affiliate of the Company at the Closing Date or within six (6) months prior thereto;
(c) purposefully interfere with the business relationship of or solicit the business or orders of (i) a customer of the Company or any Subsidiary or Affiliates of the Company existing as of the Closing Date or during a period of sixty (60) days prior to the Closing Date, or (ii) a prospective or potential customer of the Company or any Subsidiary or Affiliate of the Company to whom the Company or a Subsidiary or Affiliate of the Company has submitted a formal quotation within the past one year prior to the Closing Date, or that has been previously listed or identified as a bona fide business prospect at any time during the eighteen (18) months preceding the Closing Date;
(d) use the Company's or any of its Subsidiary's or Affiliate's internal business or operations data or information in a damaging or derogatory manner that would potentially hinder the Company's or any of its Subsidiary's or Affiliate's relationship with its customers; or
(e) use material copyrighted, trademarked, patented, or developed by or for the Company or any Affiliate or for any of the customers of the Company or any Subsidiary or Affiliate of the Company.

9.3 Survival of Covenants and Obligations. Each Stockholder specifically understands and agrees that his covenants and obligations under
Article 9 of this Agreement continue for the periods of time set forth therein and do not, under any circumstances or for any reason, cease upon the Closing Date.

9.4 Reasonableness of Covenants; Reformation. If any of the covenants set forth in the this Article 9 are determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or un-enforceability of any particular provisions of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which the Company now transacts any business.

9.5 Remedies for Breach.  The Stockholders acknowledge that
(a) the provisions of Section 9.1 and 9.2 of this Article 9 are reasonable and necessary to protect the legitimate interests of the Buyer, and (b) any violation of Section 9.1 or 9.2 of this Article 9 will result in irreparable injury to the Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Buyer for such a violation. Accordingly, the Stockholders agree that if the provisions of Section 9.1 or 9.2 of this Article 9 are violated, in addition to any other remedy which may be available in equity or at law, the Buyer shall be entitled to specific performance and injunctive relief and without the necessity of proving actual damages.

9.6 Governing Law. This Article 9 shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida without reference to its choice of law provisions.

ARTICLE 10

ACTIONS BY THE STOCKHOLDERS AND THE BUYER AFTER THE CLOSING

10.1 Books and Records. The Stockholders and the Buyer agree that each will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and Personnel (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are related to the business of the Company and that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or Personnel for any reasonable business purpose. The party requesting any such Books and Records, information or Personnel shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or Personnel.

10.2 Survival Representations, Etc. All of the representations and warranties made by each party in this Agreement or in any attachment, Exhibit, Disclosure Schedule, certificate, document or list attached to this Agreement shall survive the Closing for the period ending five (5) years after the Closing (and claims based upon or arising out of such representations and warranties may be asserted at any time before such date); provided, however, that (i) the representations and warranties set forth in Sections 4.17, 4.23 and 4.24 hereof shall survive until the expiration of the applicable statute of limitations (with extensions), and (ii) the representations and warranties set forth in
Section 4.1.2 shall survive in perpetuity with respect to the matters addressed in such sections. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

10.3	Indemnification.

10.3.1 By the Stockholders.
(i) The Stockholders, jointly and severally, shall indemnify, save and hold harmless the Buyer, its Affiliates and Subsidiaries, and its Representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

(A) any breach of any representation or warranty or the inaccuracy of any representation, made by the Company or any Stockholder in or pursuant to this Agreement;

(B) any breach of any covenant or agreement made by the Company or any Stockholder in or pursuant to this Agreement;

(C)	the operations of the Company prior to the Closing Date;

(D) 	all Environmental Claims disclosed or required to be disclosed under
Section 4.23 hereof. (ii)The Stockholders, jointly and severally, shall indemnify, save and hold harmless the Buyer, its Affiliates and subsidiaries, and its Representatives, on an after-tax basis from and against any and all Taxes, and any and all Damages related to Taxes, of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (and for any Tax year beginning before and ending after the Closing Date, for the portion of such year ending on the Closing Date), including Taxes of any Person for which the Company may be liable under Reg. SYMBOL 32 "Symbol" 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by
contract, or otherwise. (iii)	All payments to be made pursuant to this
Section 10.3.1 shall be paid promptly by the Stockholders. 10.3.2	By the
Buyer. The Buyer shall indemnify, save and hold harmless the Stockholders and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by the Buyer in or pursuant to this Agreement and (ii) any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement. All payments to be made pursuant to this Section 10.3.2 shall be paid promptly by the Buyer.

10.3.3 Mediation and Arbitration.  It is understood and agreed between the parties hereto that any and all Indemnity Claims of any nature whatsoever, other than Indemnity Claims relating
to Taxes, arising out of, in connection with, or in relation to (i) the interpretation, performance or breach of this Article 10, or (ii) the arbitrability of any Indemnity Claims under this Article 10, shall be resolved in accordance with a two-step dispute resolution process administered by American Arbitration Association ("AAA") involving, first, mediation before a retired judge from the AAA panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another AAA panel of three persons.
(i)	Mediation.  In the event any Indemnity Claim is not
resolved by an informal negotiation between the parties hereto, within 30 days after the party against whom an Indemnity Claim is asserted receives written notice that an Indemnity Claim exists, the matter shall be referred to the Orlando, Florida, offices of AAA for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Indemnity Claims. The parties shall select a mutually acceptable neutral from among the AAA panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of AAA will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Indemnity Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) 180 days have elapsed since the Indemnity Claim was first scheduled for mediation.

(ii)	Arbitration.  Should any Indemnity Claims remain
after the completion of the mediation process described above, each party hereto agrees to submit all remaining Indemnity Claims to final and binding arbitration administered by AAA in accordance with the then existing AAA Arbitration Rules. Neither party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that such prior written consent shall not be required when an obligation to disclose arises under applicable laws or governmental regulations or pursuant to a subpoena or other legal process. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph (ii). The arbitrators shall apply the substantive law (and the law of remedies, if applicable) of the state of Florida, or federal law, or both, as applicable. The arbitrators are without jurisdiction to apply any different substantive law. The arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrators shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof. Any proceedings held by the arbitrators shall be held within the city of Orlando, Florida or at such other location mutually acceptable to the parties hereto. (iii) Additional Remedies. Adherence to this dispute resolution process shall not limit the parties' right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Indemnification Claims arising out of or relating to this Article 10. (iv) Continuation of Performance. Unless otherwise agreed in writing, the Buyer and the Stockholders shall continue to perform their respective obligations under this Agreement during any mediation, arbitration or court proceeding.

10.3.4 Defense of Claims. If a claim for Damages (an "Indemnity Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2 hereof, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual prejudice caused by such failure. After such notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, provided that the indemnifying party shall have the opportunity to advise and comment on the Indemnity Claim. The indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement.
The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

10.3.4 Product Liability and Product Warranty. The provisions of this Section 10.3 shall cover all liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, product warranties, litigation (to the extent not covered by insurance) or claims against the Buyer, the Company or the Stockholders (other than liabilities or claims against any Person acquired by the Buyer or the Company after the Closing) in connection with, arising out of, or relating to products sold or shipped or services performed by the Buyer, the Company or the Stockholders, respectively (other than liabilities or claims against any Person acquired by the Buyer or the Company after the Closing).

10.3.5 Brokers and Finders. Pursuant to the provisions of this Section 10.3, each of the Buyer and the Stockholders shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party (and in the case of the Stockholders, if due or payable from or by the Company), or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

10.3.6 Representatives. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

10.3.7 Damages. As used in this Section 10.3, the term "Damages" shall have the following meanings: (i) with reference to the obligation of the Stockholders to indemnify the Buyer, "Damages" shall mean any and all costs, losses, Taxes, liabilities, obligations, damages, including payments made pursuant to this Article 10, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations of the Company, damages to the environment, reasonable attorneys' fees, all amounts which would constitute
Damages but for payments received under any insurance policy the premium for which has been paid by any Person that is an Affiliate of the Buyer, other than the Company, and all amounts paid in investigation, defense or settlement of any of the foregoing; and (ii) with reference to the obligation of the Buyer to indemnify the Stockholders, "Damages" shall mean any and all costs, losses (including, without limitation, diminution in value), Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including, without limitation, any clean-up or remedial action), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" as used in this Section

10.3 is not limited to matters asserted by third parties against the Stockholders or the Buyer, but includes Damages incurred or sustained by the Stockholders or the Buyer in the absence of third-party claims.
Payments by the Buyer of amounts for which the Buyer is indemnified hereunder, and payments by the Stockholders of amounts for which the Stockholder are indemnified, shall not be a condition precedent to recovery.

10.3.8 In the event of any conflict between the rights and procedures set forth in Sections 10.3.4 and 10.3.5 and Section 10.4.3,
Section 10.4.3 shall control.

10.4	Certain Tax Matters.  The following provisions shall govern the allocation of responsibility as between the Buyer and the Company on the one hand and the Stockholders on the other hand for certain tax matters following the Closing:
(a) For any Tax years ending on or before the Closing Date, the Buyer shall prepare or cause to be prepared all Tax Returns for the Company which are required to (or pursuant to an extension may) be filed after the Closing Date. Subject to the requirements of applicable law, each such Tax Return shall be prepared in a manner consistent with the Company's past practices. Each income Tax return of the Company shall be submitted to the Stockholders at least 30 days prior to the due date
(including any extension thereof) for filing such Tax Return, and the Company shall permit the Stockholders to make comments on each such Tax Return prior to the filing thereof. Buyer shall file timely or cause to be filed timely such Tax Return.
(b) The Buyer, the Company, the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include provision of appropriate powers of attorney or similar authorizations, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

The Company shall retain all books and records with respect to Tax matters pertinent to the Company relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Stockholders reasonable written notice prior to transferring, destroying or discarding any such book and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Stockholders so requests in the event of any proposed destruction or discarding of the books and records, the Company shall allow the Stockholders to take possession of such books and records. Buyer and the Stockholders shall, upon request, use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Each party shall pay its own expenses incurred in complying with this
Section 10.4(b).

(c) The Stockholders shall, at their expense, be entitled to control any Tax audit of the Company to the extent such audit affects or may affect the amount or character of income, gain or loss includible by any of the Stockholders for periods or portions thereof ending on or before the Closing Date. The Buyer shall control all Tax audit issues of the Company that the Stockholders are not entitled, or do not elect, to control.

10.5	Working Capital Commitments.  Buyer agrees to provide to the
Company working capital in such amounts and at such times as are determined by the board of directors of Buyer.




ARTICLE 11

MISCELLANEOUS

11.1 Termination.

11.1.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to Closing:

(i) By mutual written consent of the Buyer and the
Stockholders; (ii) By the Buyer or the Stockholders if the Closing
shall not have occurred on or before, 1999; provided, however, that this provision shall not be available to the Buyer if the Stockholders have the right to terminate this Agreement under clause (iv) of this Section 11.1.1, and this provision shall not be available to the Stockholders if the Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1.1; (iii)By the Buyer if there is a material breach of any representation or warranty set forth in Article 4 hereof or any material covenant or agreement to be complied with or performed by the Company or the Stockholders pursuant to the terms of this Agreement or the failure of a condition set forth in Article 8 to be satisfied (and such condition is not waived in writing by the Buyer)
on or prior to the Closing Date, or the occurrence of any event that results or could reasonably be expected to result in the failure of a condition set forth in Article 8 to be satisfied on or prior to the Closing Date; provided, however, that the Buyer may not terminate this Agreement prior to the Closing if the Stockholder has not had an adequate opportunity to cure such failure; or
(iv)	By the Stockholders if (a) there is a material
breach of any representation or warranty set forth in Article 5 hereof or of any material covenant or agreement to be complied with or performed by the Buyer pursuant to the terms of this Agreement, or (b) the failure of a condition set forth in Article 7 to be satisfied (and such condition is not waived in writing by the Stockholders) on or prior to the Closing Date, or the occurrence of any event which results or could reasonably be expected to result in the failure of a condition set forth in Article 7 to be satisfied on or prior to the Closing Date; provided, however, that the Stockholders may not terminate this Agreement prior to the Closing Date if the Buyer has not had an adequate opportunity to cure such failure.

11.1.2 In Event of Termination.  In the event of termination of this
Agreement:

(i) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;
(ii) no confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and (iii) in the event that this Agreement shall be terminated pursuant to Section 11.1.1(i) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. The termination of this Agreement except pursuant to
Section 11.1.1(i) shall not affect the right of any party to bring an action for breach of this Agreement.

11.2	Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that the Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by the Buyer) or subsidiaries of the Buyer or to a successor in interest to the Buyer which shall assume all obligations and liabilities of the Buyer under this Agreement; provided, however, that no such assignment shall release Buyer from its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement.

11.3	Notices; Transfer of Funds.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Buyer, addressed to:

SurgiLight, Inc. 7055 University Blvd.  Winter Park, FL
32792
Attention:  President  Fax:  407- 657-7118
	With copies to:
	Grocock & Abramson , 126 E. Jefferson Street, Suite 200 Orlando,
	Florida  32801
	Attention:  J. Bennett Grocock 	Fax:  407-425-0032

	If to the Stockholders:


	If to the Company: EMX, Inc. 720 Glen Eagle Drive, Winter Springs, FL 32708, Attention: President

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

11.4	Choice of Law; Service of Process.  This Agreement shall be
construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Florida without reference to its choice of law provisions, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

11.5	Submission to Jurisdiction.  Subject to the provisions of
Section 11.5 hereof, each party to this Agreement hereby submits to the non-exclusive jurisdiction of the United States District Courts for the Middle District of Florida, Orlando Division and of any Florida State court sitting in Orlando, Florida, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

11.6	Entire Agreement, Amendments and Waivers.  This Agreement,
together with all exhibits and schedules hereto (including the Disclosure Schedules), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.




11.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

11.8 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

11.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or un-enforceability shall not affect any other provision of this Agreement or any other such instrument.

11.10 Titles; Gender. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.11 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties. The Buyer or the Stockholders may, at their discretion, issue or make an appropriate press release or public announcement after the execution and delivery of this Agreement following consultation with the other party.

11.12	Burden and Benefit.  This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement.

11.13	Cumulative Remedies.  Except as otherwise provided in Section
10.5 hereof, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.14	WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


  "BUYER"
	SURGILIGHT, INC.
	By:  /s/ J.T. Lin
             -----------------------

             J.T. Lin, President
	"STOCKHOLDERS"
           /s/ Timothy Arion
          -------------------------------------
          Tmothy J. Arion, Individually
          "COMPANY"
         EMX, INC.
         /s/ Timothy Arion
          -------------------------------------
          Tmothy J. Arion, Individually


 EXHITBIT "A"   Shareholder :   Number of Shares,  Timothy J. Arion 115,000

KEY EMPLOYEE AGREEMENTS


SurgiLight, Inc.
12001 Science Drive, Suite 140, Orlando, FL  32826

JOB DESCRIPTION AND EMPLOYMENT AGREEMENT

This Agreement is entered into this 1st day of January, 2000 by and between SurgiLight, Inc. (the "SI") and J. T. Lin (the "Employee"). The parties agree as follows:

TITLE:		President & CEO, Chairman of the Board

JOB DESCRIPTION:
  Charge and direct Company's overall business, marketing, R&D, clinical trials and technical & financial aspects. Supervise all division VP and managers.

REPORT TO:		Board Directors

COMPENSATION:
$120,000 per annum. Future salary increases may be granted at Board's approval and at a minimum of 8% annually.


BENEFIT:
   In addition to the compensation described above, the employee himself will also receive:
Fully paid medical and dental Insurance;
SIMPLE Plan with T. Rowe Price;
(3) Two-week paid vacation per year (both weeks are not to be taken consecutively). All vacation days must be taken in the year it is given. Vacation may not be carried over to future years; unused vacation will be forfeited.
(4) Five (5) paid sick days per year. It is expected that all employees who are able will report to work. Attendance is a factor, which may be considered during performance evaluation. Excessive absenteeism may result in disciplinary action. In the event of an absence of two or more days, SI management may request medical documentation excusing the absence. Under no circumstances, will an employee be paid for unutilized sick days.
If the Company obtains royalty income for the Presbyopia laser systems, employee will be granted 15% of the gross royalty income for fifteen (15) years from the date of receiving the first royalty payment. This royalty income shall be paid to any account or accounts as directed by employee or his Estate.

NON-COMPETE:
 Employee recognizes and understands that, during his employment and THREE (3) years after the termination of his employment, he MUST NOT work for (either part-time or full-time) another competing refractive surgery companies, including, but not limited to Summit Technologies, Visx, Autonomous, Kera
 Technology, Bausch Lomb, Nidek, and all others, anywhere including, but not limited to China and all other countries, anytime or engage in the refractive surgery field himself without the written approval of the Company.

CONFIDENTIALITY:
AGREEMENT:	Employee should not disclose any of the Company's
proprietary information to any other companies or entities anywhere any time during his employment and THREE (3) years after the termination of his employment with the Company. This proprietary information includes, but not limited to all supplier information of the Company's hardware and/or system parts, all software codes, design, customers and potential customers, etc. Employee understands that all software, all design and all patents developed during his employment with the Company are Company's proprietary and should be kept by the Company ONLY. All above- mentioned information should be kept as the private proprietary and privileged records and information of the Company and shall not be divulged or disclosed by Employee to any firm, individual, entity or institution, except on the direct authorization of the Board of SurgiLight, Inc.

EMPLOYMENT
This employment agreement is valid for five (5) years and is renewable for a 5-year agreement based on mutual agreement. The employee can sell all of his beneficially controlled common stocks and exercise all his stock options under any of the following: (a) loss of control of the Board Directors or 51% voting right; (b) The Company is acquired or merged and controlled by a third party which has more than 51% voting right; (c) termination of his position as officer or Board Director of the Company by any reason other than resignation. Payment of twelve (12) months' salary to the employee, if employment is terminated other than employee's self resignation. In these three cases, employee can compete directly with the company.

VENUE AND GORVERING LAW :
Applicable law and binding effect, legal fees.  This Agreement shall be construed and regulated under and by the laws of the
State  of Florida, without reference to Florida's choice of law
decisions.   This Agreement shall inure to the benefit of and binding
upon the parties hereto and their heir, personal representatives, successors. In the event any litigation arises out of or in connection with this Agreement, the prevailing party in such litigation or arbitration shall receive from the other party all of its court costs and legal expenses, including reasonable attorney's fees, incurred in any such litigation or arbitration, including those associated with appellate and post-judgment collections proceedings.

Accepted by:
/s/J.T. Lin
------------
J. T. Lin

approved by Board Members:
/s/ J.S. Yuan                 /s/ Richard Reffner
--------------                -------------------
J. S. Yuan				Richard Reffner

/s/Timothy Shea
-----------------
Timothy Shea



************************************
SurgiLight, Inc.
12001 Science Drive, Suite 140, Orlando, FL  32826

JOB DESCRIPTION AND EMPLOYMENT AGREEMENT

This Agreement is entered into this 1st day of January, 2000 between SurgiLight, Inc. (the "Company") and Timothy Shea (the "Employee"). The parties agree as follows:

TITLE:	Senior Vice President & Chief Operating Officer

JOB DESCRIPTION:
	Public Relations and Strategic Planning
	NASDAQ application and listing process
	Assist in IDE trials for the IR-3000, IR-3001
	Corporate Operations
	Get GMP approval for the entire Company
	Get 510K approval for EX-308

REPORT TO:		President & CEO

COMPENSATION:
$65,000 per annum for year 2000 and 2001 9,000 shares (post-split) of SurgiLight stocks for year 2000; 11,000 shares (post-split) for year 2001. 3 % cash bonus on net profit of EX-308 sales for two years. Future salary increases may be granted at Management's option and sole discretion. Salary increases will be based on such factors as employee performance and the company's profitability.

BENEFIT:
In addition to the compensation described above, the employee himself will also receive:
(1) Fully paid medical and dental Insurance;
(2) SIMPLE Plan with T. Rowe Price;
(3) Two-week paid vacation per year (both weeks are not to be taken consecutively). All vacation days must be taken in the year it is given. Vacation may not be carried over to future years; unused vacation will be forfeited.
(4) Five (5) paid sick days per year. It is expected that all employees who are able will report to work. Attendance is a factor, which may be considered during performance evaluation. Excessive absenteeism may result in disciplinary action. In the event of an absence of two or more days, Company management may request medical documentation excusing the absence. Under no circumstances, will an employee be paid for unutilized sick days.
(5) Eight (8) Company paid holidays per year to be defined
(6) Vice President Compensation of a minimum of 5,000 additional shares of the Company's Stock Options Per Year
(7) Compensation and benefits are subject to change by the Company management without notice.

NON-COMPETE:
Employee recognizes and understands that, during his employment and FIVE (5) years after the termination of his employment, he MUST NOT work for (consultant, part-time or full-time) another competing Ophthalmic laser companies producing IR lasers or a Dermatology company producing an excimer laser for the treatment of psoriasis and vitiligo, without the written approval of the Company.

CONFIDENTIALITY:
AGREEMENT:	Employee should not disclose any of the Company's
proprietary information to any other companies or entities anywhere any time during his employment and FIVE (5) years after the termination of his employment with the Company. This proprietary information includes, but not limited to all company operation, security information, FDA regulation, application, joint venture, business, supplier information of the Company's hardware and/or system parts, all software codes, design, customers and potential customers, etc. Employee understands that all software, all design and all patents developed during his employment with the Company are Company's proprietary and should be kept by the Company ONLY. All above-mentioned information should be kept as the private proprietary and privileged records and information of the Company and shall not be divulged or disclosed by Employee to any firm, individual, entity or institution, except on the direct authorization of the Board of SurgiLight, Inc.

EMPLOYMENT AT WILL:
This employment agreement is valid for two (2) years and is renewable for a 3-year agreement based on mutual agreement between the two parties. However, employment shall be terminable by the Company for failure to perform his duties, or if the Company is forced into a lay-off and is unable to support his salary due to documented financial instability. If the Company is unable to support his salary and is forced into a lay-off, he is free to seek employment anywhere, including direct competition. Should employee wish to end the employment with the Company, employee should notify the Company in writing one month in advance. In both cases, he will have 15 days to exercise all stocks and unexercised stock options.

VENUE AND GORVERNING LAW:
This Agreement shall be construed and regulated under and by the laws of the State of Florida, without reference to Florida's choice of law decisions. This Agreement shall inure to the benefit of and binding upon the parties hereto and their heir, personal representatives, successors. In the event any litigation arises out of or in connection with this Agreement, the prevailing party in such litigation or arbitration shall receive from the other party all of its court costs and legal expenses, including reasonable attorney's fees, incurred in any such litigation or arbitration, including those associated with appellate and post-judgment collections proceedings.


SurgiLight, Inc.					Employee

/s/ J. T. Lin    					/s/ Timothy J. Shea
---------------                          --------------------
J. T. Lin, President				Timothy J. Shea






******************************

JOB DESCRIPTION AND EMPLOYMENT AGREEMENT

This Agreement is entered into this 1st day of January, 2000 by and between
SurgiLight, Inc. (the "SI")and Ming-yi Hwang (the "Employee"). The parties agree as follows:

TITLE:		 R&D, Vice President

JOB DESCRIPTION:
      All R&D projects (mainly new IR Lasers at present time),
	All centers' maintenance support, including hardware and software.
	Install lasers whenever needed.

REPORT TO:		President, collaborate with Technical Manager

COMPENSATION:
$63,000 per annum. Future salary increases may be granted at Management's option and sole discretion. Salary increases will be based on such factors as employee performance and the company's profitability.

BENEFIT:
In addition to the compensation described above, the employee himself will also receive:
Fully paid medical and dental Insurance;
SIMPLE Plan with T. Rowe Price;
(3) Two-week paid vacation per year (both weeks are not to be taken consecutively). All vacation days must be taken in the year it is given. Vacation may not be carried over to future years; unused vacation will be forfeited.
(4) Five (5) paid sick days per year. It is expected that all employees who are able will report to work. Attendance is a factor, which may be considered during performance evaluation. Excessive absenteeism may result in disciplinary action. In the event of an absence of two or more days, SI management may request medical documentation excusing the absence. Under no circumstances, will an employee be paid for unutilized sick days.
(5) Compensation and benefits are subject to change by SI management without notice.


NON-COMPETE:
  Employee recognizes and understands that, during his employment and THREE (3) years after the termination of his employment, he
  MUST NOT work for (either part-time or full-time) another competing refractive surgery companies, including, but not limited to Summit Technologies, Visx, Autonomous, Kera
  Technology,Basch Lomb, Nidek, and all others, anywhere including, but not limited to China and all other countries, anytime or engage in the refractive surgery field himself without the written approval of the Company.

CONFIDENTIALITY:
AGREEMENT:
Employee should not disclose any of the Company's proprietary information to any other companies or entities anywhere any time during his employment and THREE (3) years after the termination of his employment with the Company. This proprietary information includes, but not limited to all supplier information of the Company's hardware and/or system parts, all software codes, design, customers and potential customers, etc. Employee understands that all software, all design and all patents developed during his employment with the Company are Company's proprietary and should be kept by the Company ONLY. All above-mentioned information should be kept as the private proprietary and privileged records and information of the Company and shall not be divulged or disclosed by Employee to any firm, individual, entity or institution, except on the direct authorization of the Board of SurgiLight, Inc.

EMPLOYMENT AT WILL:

Employment at SI shall be terminable "at will" by SI with or without cause. Should employee wish to end the employment with SI, employee should notify SI in writing one month in advance. In both cases, All stocks and unexercised stock option, if any, shall be cancelled and SI's obligation to pay compensation shall end upon the effective date of employee's termination.


VENUE AND GORVER LAW:
Applicable law and binding effect, legal fees. This Agreement shall be construed and regulated under and by the laws of the State of Florida, without reference to Florida's choice of law decisions. This Agreement shall inure to the benefit of and binding upon the parties hereto and their heir, personal representatives, successors. In the event any litigation arises out of or in connection with this Agreement, the prevailing party in such litigation or arbitration shall receive from the other party all of its court costs and legal expenses, including reasonable attorney's fees, incurred in any such litigation or arbitration, including those associated with appellate and post-judgment collections proceedings.


SurgiLight, Inc.					Employee

/s/ J. T. Lin                           /s/ Ming-yi Hwang
------------------                        ------------
J. T. Lin, President			    	Ming-yi Hwang








*******************************************
September 1, 1998

Richard L. Reffner
11094 NW 8th Ct.
Plantation, FL  33324

Dear Rich:

This is to welcome you as our Clinic Director of SurgiLight Laser Center, Plantation and V.P. of Laser Centers of the Company.
I believe you will be a great asset to SurgiLight, Inc. for the coming years. Please sign, keep one copy for yourself and send one back to me.

Followings are the compensation and benefit package as Clinic Director and V.P. of Laser Center with SurgiLight, Inc. :

Compensation:
Annual salary:
$51,000 (Fifty One Thousand ), payable monthly at the end of each month. Pay raise depends on Center's profit each year.
Stock  Option:
10,000 (Ten Thousand) shares at $6.00 per share, exercisable on/before December 21, 2001 for a 5-year employment.
Bonus:
1.3% of SurgiLight Laser Center's annual NET PROFIT (after all cost, expenses and before income tax) will be paid to you at the end of each year or at the beginning of next year.

Benefit:
Medical Insurance:
With United Healthcare of Florida, your contribution is
$50 per month. Dental Insurance:
With American Medical Security, 100% covered.
SEP: with T. Rowe Price Trust Company with no employer matching at this time. SurgiLight, Inc. may elect to make a discretionary profit-
sharing or matching contribution to the plan.   Plan period is from
January 1st to December 31st. You elect to contribute maximum of your payroll, which is $7,000 per year, $583.33 per month will be deducted from your paycheck each month.

Vacation:
 three (3) weeks of paid vacation plus all other usual holidays.
 Sick Leave: no more than 5  days a year.

Sincerely,						Accepted by:

_/s/ J.T. Lin 						/s/ Richard Reffner
--------------						---------------------
J.T. Lin, President					Richard L. Reffner

SPECIAL MEETING OF THE SURGILIGHT INC. BOARD OF DIRECTORS
28 December 1999

A special meeting of the Board of Directors was convened at 4:30 PM on 28 December 1999 at the Corporate Office,
7055 University Blvd., Winter Park, FL., to address a number of business issues before the Corporation.

After due deliberation and discussion on the above subjects, the following resolutions were made and adopted by a majority of the directors voting:

A. RESOLVED that the Corporation shall have its Annual Meeting on 15 March 2000.

B. RESOLVED that a new committee composed of Dr. Lin, Mr. Tim Shea, and Dr. J. S. Yuan be established to formulate the Stock Option
Plan for CY 2000.

C. RESOLVED that the Shares Lockup Agreement dated 4/27/99 be revised as follows:

? Paul Miano, with 220,000 shares free trading on 1 April 2000, and his group with 140,000 shares free trading on 2 Jan 2002, shall sell no more than 500 shares/day.
? Tim Arion, with 50,000 shares free trading on 1 April 2000, shall sell no more than 300 shares/day
? Gordon Murray with 5000 shares free trading will be requested to conform to selling no more than 1000 shares/day.
? Dr. Ming-yi Hwang with 8,000 shares shall sell no more than 4000 shares/year at no more than 300 shares/day.
? Mr. Ben Grocock with 10,000 shares, shall sell no more than 300/shares day.
? Mr. Richard Reffner with 10,000 shares, shall sell no more than 300/shares day.
? Mr. Dr. Yuan with 8,000 shares, shall sell no more than 1000/shares day.
? Mr. Tim Shea with 3,000 shares in CY 2000 and 4,000 shares in CY 2001, shall sell no more than 500/shares day.
? The Company requests a report of weekly sales of shares by these individuals. If no weekly sales have occurred, then no report is necessary.
? Should it be determined that the per day sales limit has been exceeded by any of the above individuals, then that individual shall be assessed a $5.00/share penalty for each share sold over the limit.

D. RESOLVED that Employee Agreement for Tim Shea is hereby approved and that he is elected as Senior Vice President, Chief Operating
Officer, and Secretary of the Corporation.

E. RESOLVED that Employee Agreements shall be implemented for all key employees and that Tim Shea is responsible for their preparation.

F. RESOLVED that the Agreement between SurgiLight and Mr. Tim J.
Arion for the buyback of the wholly owned Subsidiary, EMX Inc., per the terms described in Enclosure (1), is approved.

G. RESOLVED that the Agreement, as modified to include non-compete, between SurgiLight and Mr. Paul Miano for the buyback of the Mobile Cosmetic Laser Division, per the terms described in Enclosure (2), is approved.